                                                                    EXHIBIT 10.7


                                                                  EXECUTION COPY

         =================================================================


                               CLARK/BARDES, INC.




                                   $8,900,000

                      11.00% SECOND PRIORITY SENIOR SECURED
                            NOTES DUE AUGUST 9, 2004

                                       AND

                         COMMON STOCK PURCHASE WARRANTS



                                 ---------------

                       NOTE AND WARRANT PURCHASE AGREEMENT

                                 ---------------


                          DATED AS OF SEPTEMBER 8, 1997


        =================================================================

                                TABLE OF CONTENTS

                             (Not Part of Agreement)

                                                                                               Page
                                                                                               ----
  1.       AUTHORIZATION OF ISSUE OF SECURITIES        ...........................................1

           1A.      Authorization of Issues of Notes   ...........................................1
           1B.      Authorization of Issues of Warrants         ..................................1

  2.       PURCHASE AND SALE OF SECURITIES    ....................................................2

           2A.      Purchase and Sale of Notes         ...........................................2
           2B.      Purchase and Sale of Warrants      ...........................................2
           2C.      Allocation of Total Consideration  ...........................................2

  3.       CONDITIONS PRECEDENT      .............................................................3

           3A.      Conditions to Closing     ....................................................3
           3B.      Certain Documents         ....................................................3
           3C.      Representations and Warranties; No Default; No Material Adverse Change .......5
           3D.      Purchase Permitted By Applicable Laws       ..................................6
           3E.      Completion of Due Diligence        ...........................................6
           3F.      Information with Respect to Contemplated Sale of Common Stock         ........6
           3G.      Other Information         ....................................................6
           3H.      Related Proceedings       ....................................................6
           3I.      Consummation of Acquisition, Share Repurchases and Settlement of Litigation;
                    Satisfaction of Conditions Precedent to the Shareholders' Agreement   ........7
           3J.      Repurchase of Common Stock         ...........................................7
           3K.      Termination of Existing Bank Facility       ..................................7
           3L.      Sale of Securities to Other Purchasers      ..................................7
           3M.      Proceedings      .............................................................7
           3N.      Fees     .....................................................................8

  4.       PREPAYMENTS       .....................................................................8

           4A.      Required Prepayments      ....................................................8
           4B.      Optional Prepayment of Notes without Yield Maintenance Amount         ........8
           4C.      Offer to Prepay Notes in the Event of a Change in Control or a Revenue
                    Maintenance Event    .........................................................9
           4D.      Partial Payments Pro Rata ...................................................10

           4E.      Retirement of Notes       ...................................................10

  5.       AFFIRMATIVE COVENANTS     ............................................................11

           5A.      Financial Statements      ...................................................11
           5B.      Information Required by Rule 144A  ..........................................14
           5C.      Inspection of Property    ...................................................14
           5D.      Covenant to Secure Notes Equally   ..........................................14
           5E.      Corporate Existence, Licenses and Permits; Maintenance of Properties  .......15
           5F.      Maintenance of Material Contracts  ..........................................15
           5G.      Maintenance of Insurance  ...................................................15
           5H.      Payment of Taxes and Other Claims  ..........................................15
           5I.      ERISA Compliance ............................................................16
           5J.      Compliance with Laws      ...................................................16
           5K.      Collateral       ............................................................16
           5L.      Enforcement of Acquisition Documents, Share Repurchase Documents, the
                    Settlement Agreement and the Shareholders' Agreement   ......................16
           5M.      Lockbox Account  ............................................................17
           5N.      Performance of Obligations         ..........................................17
           5O.      Maintenance of Key Sales Force     ..........................................17
           5P.      Pledge of Notes Payable   ...................................................17
           5Q.      Offering of Common Stock  ...................................................17
           5R.      Maintenance of Key Man and Shareholder Life Insurance Policies        .......17
           5S.      Creation and Maintenance of Working Capital Facility         ................18
           5T.      Reincorporation Merger    ...................................................18
           5U.      Conversion to a C Corporation.     ..........................................18
           5V.      Certain Redemptions of Common Stock         .................................18
           5W.      BCS Service Corporation   ...................................................18
           5X.      Matters Related to Qualification and Licensure  .............................18

  6.       NEGATIVE COVENANTS        ............................................................18

           6A.      Total Debt to Annualized Cash Flow Ratio    .................................19
           6B.      Limitation on Restricted Payments  ..........................................19
           6C.      Maintenance of Minimum Consolidated Net Worth and Consolidated Net Income ...19
           6D.      Discounted Commission Fees to Total Debt Ratio       ........................19
           6E.      Interest Coverage Ratio   ...................................................19
           6F.      Fixed Charge Coverage Ratio        ..........................................20
           6G.      Liens, Indebtedness, and Other Restrictions          ........................20
           6H.      Change of Fiscal Year     ...................................................24
           6I.      Change of Business        ...................................................24
           6J.      Certificates of Incorporation; Bylaws; Trade Names   ........................24
           6K.      Other Agreements ............................................................24
           6L.      Limitation on Certain Restrictive Agreements         ........................25
           6M.      ERISA Matters    ............................................................25
           6N.      Only One Class of Capital Stock    ..........................................25

           6O.      Prohibition Against Payments and Prepayments of Certain Indebtedness ........25
           6P.      AAA Distribution          ...................................................25
           6Q.      No Subsidiaries  ............................................................26
           6R.      Restrictions on Issuances of Common Stock   .................................26
           6S.      Restrictions Upon the Amendment of Certain Documents         ................26
           6T.      Limitation on Amount of S Corporation Tax Distributions      ................27
           6U.      Prohibition Against Phantom Stock  ..........................................27
           6V.      Reincorporation Merger    ...................................................27
           6W.      Restrictions Upon Stock Options    ..........................................27

  7.       EVENTS OF DEFAULT         ............................................................27

           7A.      Acceleration     ............................................................27
           7B.      Rescission of Acceleration         ..........................................31
           7C.      Notice of Acceleration or Rescission        .................................31
           7D.      Right of Set-off ............................................................31
           7E.      Notice to Holders of Subordinated Debt; Payment Block        ................32
           7F.      Other Remedies   ............................................................32

  8.       REPRESENTATIONS, COVENANTS AND WARRANTIES   ..........................................32

           8A.      Organization and Qualification     ..........................................32
           8B.      Financial Statements      ...................................................33
           8C.      Actions Pending  ............................................................33
           8D.      Outstanding Indebtedness  ...................................................34
           8E.      Title to Properties       ...................................................34
           8F.      Possession of Franchises, Licenses, Patents and Trademarks   ................34
           8G.      Taxes    ....................................................................34
           8H.      Conflicting Agreements and Other Matters    .................................35
           8I.      Authorized Capital Stock  ...................................................36
           8J.      Offering of the Securities         ..........................................36
           8K.      Use of Proceeds  ............................................................36
           8L.      ERISA    ....................................................................37
           8M.      Governmental Consent      ...................................................37
           8N.      Environmental Compliance  ...................................................38
           8O.      Fiscal Year      ............................................................38
           8P.      Disclosure       ............................................................38
           8Q.      Investment Company Act    ...................................................38
           8R.      Other Regulation ............................................................38
           8S.      Acquisition, Share Repurchase, Settlement Agreement and Shareholders'
                    Agreement Representations and Warranties     ................................38
           8T.      Solvency ....................................................................39
           8U.      Employment Agreements, Non-Competition Agreements and Principal Office
                    Agreements    ...............................................................39

           8V.      Insurance Licenses        ...................................................39
           8W.      Undisclosed Liabilities            ..........................................39
           8X.      Legal Compliance          ...................................................39
           8Y.      Certain Tax Matters       ...................................................39
           8Z.      Sales Representatives     ...................................................39
           8AA.     Contracts        ............................................................40
           8BB.     Assignment of Insurance Contracts           .................................41
           8CC.     Satisfaction of Conditions Precedent to the Acquisition, the Share
                    Repurchases, the Settlement Agreement and the Shareholders' Agreement .......41
           8DD.     Compliance with Laws      ...................................................41
           8EE.     Condition of Property     ...................................................41
           8FF.     Books and Records         ...................................................41
           8GG.     Issuance and Exercise of the Warrants       .................................41
           8HH.     Additional Disclosure     ...................................................42
           8II.     Reincorporation Merger    ...................................................42
           8JJ.     Satisfaction of Conditions Precedent        .................................42
           8KK.     Certain Affiliates        ...................................................42

  9.       REPRESENTATIONS OF EACH PURCHASER  ...................................................42

           9A.      Nature of Purchase        ...................................................42
           9B.      Source of Funds  ............................................................43

  10.      DEFINITIONS       ....................................................................44

           10A.     Yield Maintenance Terms   ...................................................44
           10B.     Other Terms      ............................................................45
           10C.     Accounting Principles, Terms and Determinations      ........................61

  11.      MISCELLANEOUS     ....................................................................61

           11A.     Note Payments    ............................................................61
           11B.     Expenses ....................................................................62
           11C.     Consent to Amendments     ...................................................62
           11D.     Form, Registration, Transfer and Exchange of Notes; Lost Notes        .......63
           11E.     Persons Deemed Owners; Participations       .................................63
           11F.     Survival of Representations and Warranties; Entire Agreement          .......63
           11G.     Successors and Assigns    ...................................................64
           11H.     Disclosure to Other Persons        ..........................................64
           11I.     Notices  ....................................................................64
           11J.     Payments Due on Non-Business Days  ..........................................65
           11K.     Satisfaction Requirement  ...................................................65
           11L.     Governing Law    ............................................................65
           11M.     Waiver of Jury Trial; Consent to Jurisdiction; Limitation of Remedies  ......65
           11N.     Indemnification  ............................................................66

           11O.     Release  ....................................................................68
           11P.     Relationship of the Parties        ..........................................68
           11Q.     Final Agreement  ............................................................69
           11R.     Construction     ............................................................69
           11S.     Severability     ............................................................69
           11T.     Descriptive Headings      ...................................................69
           11U.     Maximum Interest Payable  ...................................................69
           11V.     Counterparts     ............................................................70
           11W.     Severalty of Obligations  ...................................................70
           11X.     Adjustments Related to Number of Shares of Common Stock      ................70

PURCHASER SCHEDULE
SCHEDULE 3I          -        SELLING STOCKHOLDERS PURSUANT TO SHARE REPURCHASES
SCHEDULE 6G(4)       -        CERTAIN LOANS, ADVANCES AND INVESTMENTS
SCHEDULE 6M          -        DESCRIPTION OF BENEFITS PROVIDED BY PLANS
SCHEDULE 8C          -        LITIGATION
SCHEDULE 8D          -        INDEBTEDNESS
SCHEDULE 8H(1)       -        AGREEMENTS RESTRICTING INDEBTEDNESS
SCHEDULE 8I          -        RIGHTS TO PURCHASE OR ACQUIRE COMMON STOCK
SCHEDULE 8U          -        MATERIAL EMPLOYMENT AGREEMENTS, NON-COMPETITION
                                 AGREEMENTS AND PRINCIPAL OFFICE AGREEMENTS
SCHEDULE 8V          -        INSURANCE LICENSES
SCHEDULE 8AA         -        CONTRACTS
SCHEDULE 8HH(1)      -        PERFORMANCE BONUSES
SCHEDULE 8HH(2)      -        PLANS AND MULTIEMPLOYER PLANS
SCHEDULE 8HH(3)      -        INTELLECTUAL PROPERTY
SCHEDULE A           -        COMPETITORS

EXHIBIT A            -        FORM OF NOTE
EXHIBIT B            -        FORM OF WARRANT
EXHIBIT C-1          -        FORM OF OPINION OF COMPANY'S COUNSEL
EXHIBIT C-2          -        FORM OF OPINION OF COMPANY'S GENERAL COUNSEL
EXHIBIT D            -        FORM OF OFFICER'S CERTIFICATE
EXHIBIT E            -        FORM OF COMPLIANCE CERTIFICATE
EXHIBIT F            -        FORM OF PARTICIPATION RIGHTS AGREEMENT
EXHIBIT G            -        FORM OF PUT RIGHTS AGREEMENT
EXHIBIT H            -        FORM OF REGISTRATION RIGHTS AGREEMENT

                               CLARK/BARDES, INC.
                          2121 SAN JACINTO, SUITE 2200
                               DALLAS, TEXAS 75201




                                                         As of September 8, 1997



To Each of the Purchasers
Named on the Purchaser Schedule
Attached Hereto

                 $8,900,000 11.00% SECOND PRIORITY SENIOR SECURED NOTES DUE 2004 COMMON STOCK PURCHASE WARRANTS

Ladies and Gentlemen:

         The undersigned, Clark/Bardes, Inc., a Texas corporation (the "COMPANY"), hereby agrees with the purchasers named in the Purchaser Schedule attached hereto (the "PURCHASERS") as follows:

1.       AUTHORIZATION OF ISSUE OF SECURITIES.

A. AUTHORIZATION OF ISSUES OF NOTES. The Company will authorize the issue of its 11.00% second priority senior secured promissory notes in the aggregate principal amount of $8,900,000, to be dated the date of issue thereof, to mature August 9, 2004, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at a rate of 11.00% per annum and on overdue payments at the rate specified therein; such 11.00% second priority senior secured promissory notes shall be substantially in the form of Exhibit A attached hereto. The term "NOTES" as used herein shall include each such 11.00% second priority senior secured promissory note delivered pursuant to any provision of this Agreement and each such 11.00% second priority senior secured promissory note delivered in substitution or exchange for any other Note pursuant to any such provision. Capitalized terms used herein have the meanings specified in paragraph 10.

B. AUTHORIZATION OF ISSUES OF WARRANTS. The Company will also authorize the issue of its Common Stock Purchase Warrants (any such Common Stock Purchase Warrants which have been issued pursuant to this Agreement, and any such Common Stock Purchase Warrants which may be issued in substitution or exchange therefor, herein collectively called the "WARRANTS") evidencing rights to purchase from the Company an aggregate of 3,050,847 shares of the Company's common stock, no par value per share (the "COMMON STOCK"), at an initial exercise price per share of $2.95, at any time or from time to time after the Date of Closing and prior to 5:00 p.m., New York City time, on August 9, 2004 or August 9, 2007, as provided in the Warrants, all subject to the terms, conditions and adjustments set forth in the Warrants; such Warrants shall be substantially in the form of Exhibit B attached hereto.

2.       PURCHASE AND SALE OF SECURITIES.

A. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company the aggregate principal amount of Notes set forth opposite such Purchaser's name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. The Company will deliver to each Purchaser, at the offices of Baker & Botts, L.L.P. at 2001 Ross Avenue, Dallas, Texas 75201, one or more Notes registered in such Purchaser's name, evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to each Purchaser in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account no. 7831016873 at Comerica Bank - Texas, Dallas, Texas, ABA No. 111000753, Attn: Bill Rolley, (214) 818-2113, on the date of closing, which shall be September 8, 1997 or any other date on or before September 11, 1997 upon which the Company and the Purchasers may mutually agree (the "CLOSING" or the "DATE OF CLOSING").

B. PURCHASE AND SALE OF WARRANTS. The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company Warrants evidencing rights to purchase the aggregate number of shares of Common Stock set forth opposite such Purchaser's name in the Purchaser Schedule. The aggregate purchase price for the Warrants shall be $100,000. The Company will deliver to each Purchaser, at the offices of Baker & Botts, L.L.P. at 2001 Ross Avenue, Dallas, Texas 75201 one or more Warrants, registered in such Purchaser's name, evidencing rights to purchase the aggregate number of shares of Common Stock to be purchased by such Purchaser, such Warrant or Warrants to evidence rights to purchase the number of shares of Common Stock specified with respect to such Purchaser in the Purchaser Schedule attached hereto, against payment of the purchase price for the Warrants by transfer of immediately available funds for credit to the Company's account no. 7831016873 at Comerica Bank - Texas, Dallas, Texas, ABA No. 111000753, Attn: Bill Rolley, (214) 818-2113, on the Date of Closing.

C. ALLOCATION OF TOTAL CONSIDERATION. The Company and each of the Purchasers agree that the relative aggregate fair market values of the Notes and the Warrants are $8,900,000 and $100,000, respectively. The Company and each of the Purchasers further agree (i) for tax and financial accounting reporting purposes, $8,900,000 of the total purchase price to be paid by the Purchasers hereunder is properly allocable to the Notes and the remaining $100,000 of the total purchase price is properly allocable to the Warrants, (ii) to file their respective tax returns in a manner consistent with the treatment described in clause (i) above and in the preceding sentence, and (iii) that they will not file any amended tax return or refund claim, or take any position in any contest, which is inconsistent with the treatment described in this paragraph 2C.

3.       CONDITIONS PRECEDENT.

A. CONDITIONS TO CLOSING. Each Purchaser's obligation to purchase and pay for the Securities to be purchased by such Purchaser hereunder is subject to the satisfaction, on or before the Date of Closing, of the following conditions:

B. CERTAIN DOCUMENTS. Each Purchaser shall have received the following, each dated the Date of Closing (unless a different date is indicated below), and each in form, scope and substance satisfactory to such Purchaser:

                  a) the Notes to be purchased by such Purchaser, duly executed and delivered by the Company;

                  b) the Warrants to be purchased by such Purchaser, duly executed and delivered by the Company;

                  c) a certified copy of the resolutions of the Board of Directors of the Company approving each of the Second Priority Note Documents to which it is a party, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each of the Second Priority Note Documents to which it is a party;

                  d) a certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign the Second Priority Note Documents to which it is a party and the other documents to be delivered hereunder by the Company;

                  e) a certified copy of the Articles of Incorporation (certified by the Secretary of State of the State of Texas) and bylaws, each as amended to date, of the Company;

                  f) favorable opinions of Vedder, Price, Kaufman & Kammholz, counsel to the Company, and Keith Staudt, General Counsel to the Company, substantially in the form of Exhibit C-1 and Exhibit C-2 attached hereto, respectively;

                  g) a favorable opinion of Baker & Botts, L.L.P., who are acting as special counsel for the Purchasers in connection with this transaction, as to such matters incident to the matters herein contemplated as such Purchaser may reasonably request;

                  h) reliance letters in respect of any other legal opinions (such legal opinions to be in form, scope and substance satisfactory to such Purchaser) delivered in connection with the Acquisition, the Share Repurchases, the settlement of the Litigation and the other transactions related thereto;

                  i) certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company or the Acquired Company (under any of their present names and any previous names) as debtor and which are filed in all jurisdictions in which the Company or the Acquired Company owns property or conducts business, together with copies of such financing statements;

                  j) the Collateral Agency Agreement, duly executed and delivered by the Collateral Agent, the Company and the holders of the Medium Term Notes;

                  k) the Registration Rights Agreement, duly executed and delivered by the Company;

                  l) the Put Rights Agreement, duly executed and delivered by the Company;

                  m) the Participation Rights Agreement, duly executed and delivered by the Company and the Company's stockholders listed in
         Schedule I thereto;

                  n) the Non-Compete Agreement, duly executed and delivered by W.T. Wamberg, the terms and conditions of which shall be in full force and effect and shall not have been amended, modified or waived except with such Purchaser's prior written consent;

                  o) the Perfection Certificate, duly executed and delivered by the Company;

                  p) the Assignment of Life Insurance Policy, each duly executed and delivered by the Company and W. T. Wamberg;

                  q) the Letters of Intent, duly executed and delivered by each of Richard C. Chapman and Larry Hendricksen;

                  r) an Officer's Certificate substantially in the form of Exhibit D attached hereto, duly executed and delivered by the Company;

                  s) certified copies of each of the Acquisition Documents and the Share Repurchase Documents, the terms and conditions of which shall be in full force and effect and shall not have been amended, modified or waived except with such Purchaser's prior written consent;

                  t) certified copies of the Shareholders' Agreement and the Settlement Agreement, the terms and conditions of which shall be in full force and effect and shall not have been amended, modified or waived except with such Purchaser's prior written consent;

                  u) a certified schedule of the stockholders of the Company both prior to and after giving effect to the Share Repurchases;

                  v) copies of (a) (i) a pro forma balance sheet and pro forma statements of income, changes in shareholders' equity and cash flow for each of the Company and each division thereof for the fiscal year ended December 31, 1996 (giving effect to the Acquisition and the Share Repurchases) and (ii) a pro forma balance sheet as at June 30, 1997 and pro forma statements of income, changes in shareholders' equity and cash flow for the three month period ended on such date for each of the Company and each division thereof (giving effect to the Acquisition and the Share Repurchases), certified by an authorized financial officer of the Company and (b) good-faith, projected, pro forma financial statements (including, without limitation, balance sheets and statements of income, changes in shareholders' equity and cash flow) for each of the Company and each division thereof for fiscal years 1997 through 2001 (giving effect to the Acquisition and the Share Repurchases);

                  w) the Security Documents, duly executed and delivered by the Company;

                  x) all Uniform Commercial Code financing statements deemed necessary or appropriate by such Purchaser to perfect the Liens in favor of the Collateral Agent arising under the Security Documents, duly executed and delivered by the Company, to be recorded with the appropriate filing offices;

                  y) certificates of insurance naming the Collateral Agent as loss payee and the Collateral Agent and all holders of Notes as additional insureds, as required by paragraph 5G;

                  z) certified copies of the Tax Advisory Memorandum and the Special Audit prepared by Ernst & Young LLP;

                  aa) written instructions from a Responsible Officer of the Company, set forth on the Company's letterhead, authorizing and directing such Purchaser to pay the purchase price of the Securities by transfer of immediately available funds for credit to the bank account of the Company identified in paragraphs 2A and 2B; and

                  bb) additional documents, lien and judgment searches, certificates of officers of the Company and the Acquired Company, certificates of public officials and opinions of counsel to the Company and the Acquired Company with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby or by the Acquisition, the Share Repurchases, the settlement of the Litigation or the Shareholders' Agreement as may be requested by such Purchaser.

C. REPRESENTATIONS AND WARRANTIES; NO DEFAULT; NO MATERIAL ADVERSE CHANGE. The representations and warranties contained in this Agreement, the other Second Priority Note Documents, the Acquisition Documents, the Share Repurchase Documents, the Shareholders' Agreement and the Settlement Agreement shall be true on and as of the Date of Closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Date of Closing no Event of Default or Default; there shall exist or have occurred no condition, event or act which could have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company and the Company shall have delivered to such Purchaser an Officer's Certificate, dated the Date of Closing, to such effects.

D. PURCHASE PERMITTED BY APPLICABLE LAWS. The offer by the Company of, and the purchase of and payment for the Securities, to be purchased by such Purchaser on the Date of Closing on the terms and conditions herein provided (including the use of the proceeds of such Securities by the Company), and any subsequent exercise of the Warrants shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G or X of the Board of Governors of the Federal Reserve System) (other than Art. 21.07-1 of the Texas Insurance Code (but only with respect to the issuance of shares of Common Stock upon the exercise of the Warrants) the violation of which the Company represents and warrants will be cured by the satisfaction of the covenant contained in paragraph 5T) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

E. COMPLETION OF DUE DILIGENCE. The Company shall have completed its due diligence investigation with respect to the business and assets of the Acquired Company, and such Purchaser shall have received such information, analyses and documentation with respect thereto (including, without limitation, the projected revenues of the Acquired Company and analyses thereof (both historical and prospective) by geographical area, agent and office and client or prospective client) as it may request.

F.                INFORMATION WITH RESPECT TO CONTEMPLATED SALE OF COMMON STOCK.
Such Purchaser shall have received information (in reasonable detail) with respect to the Company's contemplated sale during September 1997 of approximately 1,400,000 shares of Common Stock, at a price of not less than $2.40 per share, to Richard Chapman, Larry Hendrickson and certain other individuals.

G. OTHER INFORMATION. Such Purchaser shall have received all documentation and information relating to the business, assets and capital structure of the Company and the Acquired Company as it may reasonably request, and such Purchaser shall have had an opportunity to review such documentation and information and discuss the same with the management of the Company and the Acquired Company.

H. RELATED PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with (i) the Acquisition, (ii) the Share Repurchases, (iii) the settlement of the Litigation, (iv) the Company's execution, delivery, issuance and sale to such Purchaser of the Senior Notes pursuant to the Senior Note Agreement, (v) the Shareholders' Agreement and (vi) the other transactions contemplated thereby, and all documents incident thereto, shall be satisfactory in form, scope and substance to such Purchaser (including, without limitation, the terms and conditions of the conversion of the Convertible Subordinated Notes and the subordination of (a) the Convertible Subordinated Notes and (b) any promissory note payable by the Acquired Company or the Company to any stockholder of the Acquired Company), and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

I. CONSUMMATION OF ACQUISITION, SHARE REPURCHASES AND SETTLEMENT OF LITIGATION; SATISFACTION OF CONDITIONS PRECEDENT TO THE SHAREHOLDERS' AGREEMENT. Such Purchaser shall have received satisfactory evidence that the Acquisition, the Share Repurchases and the settlement of the Litigation have been consummated prior to or concurrently with the issuance of the Securities and the Senior Notes, pursuant to and in accordance with the terms and conditions of the Acquisition Documents, the Share Repurchase Documents and the Settlement Agreement (no terms thereof having been amended, supplemented, waived or otherwise modified without such Purchaser's prior written consent). Such Purchaser shall have received satisfactory evidence that the conditions precedent to the effectiveness of the Shareholders' Agreement have been satisfied prior to or concurrently with the issuance of the Securities and the Senior Notes (no terms thereof having been amended, supplemented, waived or otherwise modified without such Purchaser's prior written consent).

J. REPURCHASE OF COMMON STOCK. Such Purchaser shall have received evidence that the Company has repurchased in the Share Repurchases from the stockholders listed on Schedule 3I at least 4,197,483 shares of Common Stock and has retired, or is holding in treasury, at least 2,793,143 shares of Common Stock prior to or concurrently with the issuance of the Securities and the Senior Notes pursuant to the Senior Note Agreement on terms and conditions and subject to documentation (including, without limitation, subordination of the Shareholder Notes, non-competition agreements and settlements and releases of all claims related to the Litigation), satisfactory in all respects to such Purchaser. Such Purchaser shall have received evidence that W.T. Wamberg has purchased 450,000 shares of Common Stock from certain stockholders of the Company prior to or concurrently with the Share Repurchases.

K. TERMINATION OF EXISTING BANK FACILITY. Such Purchaser shall have received evidence that the Existing Bank Facility has been terminated, all amounts outstanding thereunder have been satisfied in full and all liens related thereto have been released.

L. SALE OF SECURITIES TO OTHER PURCHASERS. The Company shall have sold to the other Purchasers the Securities to be purchased by them at the closing and shall have received payment in full therefor.

M. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

N. FEES. Without limiting the provisions of paragraph 11B, such Purchaser's special counsel shall have received its fees, charges and disbursements to the extent reflected in a statement of such special counsel rendered to the Company at least one Business Day prior to the Closing.

4. PREPAYMENTS. The Notes shall be subject to prepayment only with respect to the prepayments specified in paragraphs 4A, 4B and 4C.

A. REQUIRED PREPAYMENTS. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, the sum of $2,967,000 on August 9th in each of the years 2002 and 2003, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. The remaining outstanding principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes.

B.                OPTIONAL PREPAYMENT OF NOTES WITHOUT YIELD MAINTENANCE AMOUNT.

                  a) The Notes shall be subject to prepayment in whole at any time or from time to time in part (in integral multiples of $600,000 or such lesser amount necessary to permit compliance with paragraph 5V), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date, provided that the Company may not prepay the Notes pursuant to this paragraph 4B unless
         (i) the Company is not making the prepayment for the purpose of refunding the Notes by the application, directly or indirectly, of borrowed funds and (ii) the Company does not contemplate replacing the funds applied to such prepayments by other borrowed funds. Any partial prepayment of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

                  b) The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to this paragraph 4B not less than ten Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to this paragraph 4B and complies with the proviso of paragraph 4B(i). Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to this paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

C. OFFER TO PREPAY NOTES IN THE EVENT OF A CHANGE IN CONTROL OR A REVENUE MAINTENANCE EVENT.

                  a) Notice of Impending Change in Control. The Company will not take any action that consummates or finalizes a Change in Control unless at least 30 days prior to such action it shall have given to each holder of Notes written notice of such impending Change in Control.

                  b) Notice of Occurrence of Change in Control or Revenue Maintenance Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Revenue Maintenance Event, give written notice of such Change in Control or such Revenue Maintenance Event to each holder of Notes. If a Change in Control or Revenue Maintenance Event has occurred, such notice shall contain and constitute an offer to prepay the Notes as described in clause (iii) of this paragraph 4C and shall be accompanied by the certificate described in clause (vi) hereof.

                  c) Offer to Prepay Notes. The offer to prepay Notes contemplated by the foregoing clause (ii) shall be an offer to prepay, in accordance with and subject to this paragraph 4C, all, but not less than all, the Notes held by each holder (in this case only, "HOLDER" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PREPAYMENT DATE"). Such Proposed Prepayment Date shall be not less than 30 days and not more than 60 days after the date of such offer
         (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

                  d) Rejection; Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this paragraph 4C by causing a notice of such acceptance to be delivered to the Company at least five days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this paragraph 4C shall be deemed to constitute an acceptance of such offer by such holder.


                  e) Prepayment; Reduction of Required Prepayments. Prepayment of the Notes to be prepaid pursuant to this paragraph 4C shall be at 100% of the principal amount of such Notes, plus the Yield Maintenance Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. On the Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the Yield Maintenance Amount due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date. Upon any partial prepayment of Notes pursuant to this paragraph 4C, the principal amount of the required prepayment of the Notes becoming due under paragraph 4A on or after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of Notes is reduced as a result of such prepayment.

                  f) Officer's Certificate. Each offer to prepay the Notes pursuant to this paragraph 4C shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying: (a) the Proposed Prepayment Date; (b) that such offer is made pursuant to this paragraph 4C; (c) the principal amount of each Note offered to be prepaid; (d) the estimated Yield Maintenance Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment) and the details of such calculation; (e) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (f) that the conditions of this paragraph 4C have been fulfilled; and (g) in reasonable detail, the nature and date of the Change in Control or Revenue Maintenance Event, as the case may be.

D. PARTIAL PAYMENTS PRO RATA. Upon any partial prepayment of Notes pursuant to paragraph 4A or 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all such Notes prepaid or otherwise retired or purchased or otherwise acquired by the

Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) in proportion to the respective outstanding principal amounts thereof. Upon any partial prepayment of Notes pursuant to paragraph 4C, the principal amount so prepaid shall be allocated to all Notes at the time outstanding and held by holders who have accepted the Company's offer of prepayment made pursuant to paragraph 4C (including, for the purpose of this paragraph 4D only, all such Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A 4B or 4C) in proportion to the respective outstanding principal amounts thereof.

E. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

5.                AFFIRMATIVE COVENANTS.

         So long as any Note shall remain unpaid (or, with respect to the covenants of the Company set forth in paragraphs 5A, 5B, 5C, 5T, 5U and 5X, so long as any Note shall remain unpaid, any Warrant shall remain outstanding or any Purchaser shall hold, directly or indirectly, any Common Stock) the Company covenants that:

A. FINANCIAL STATEMENTS. The Company will deliver to each holder in duplicate:

                  a) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidating and consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail (including, without limitation, a breakdown by each division of the Company and its Subsidiaries) and satisfactory in form to the Required

         Holder(s) and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustment; provided, that delivery pursuant to clause (vi) below of copies of the Quarterly Report on Form 10Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i) with respect to consolidated financial statements if such financial statements are included in such report;

                  b) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by the Independent Accountant whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company; provided, that delivery pursuant to clause (vi) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to consolidated financial statements if such financial statements are included in such report;

                  c) as soon as practicable and in any event within 90 days after the end of each fiscal year, good faith, projected consolidating and consolidated balance sheets and good faith, projected consolidating and consolidated statements of income, cash flows and stockholders' equity of the Company and its Subsidiaries as at the end of each of the next five fiscal years, all in reasonable detail (including, without limitation, a breakdown by each division of the Company and its Subsidiaries and an enumeration of the assumptions underlying such balance sheets and financial statements) and substantially in the form of the projections delivered pursuant to paragraph 3A(xviii), certified by an authorized financial officer of the Company (such certification to contain, among other things, a representation and warranty that such projected financial statements are reasonable based on the assumptions stated therein and the best information available to the officers of the Company);

                  d) as soon as practicable and in any event within 30 days after the end of each fiscal quarter, accounts receivable reports, commission renewal reports, business reports, policy cancellation reports and reports detailing the composition of the Commission Fees of the Company and its Subsidiaries for or as of, as the case may be, such quarter, certified by an authorized financial officer of the Company, all in reasonable detail and satisfactory in form, scope and substance to the Required Holder(s);

                  e) as soon as practicable and in any event within 30 days after the end of each calendar month, a list of the shareholders and principals of each of the Company and its Subsidiaries, certified by a Responsible Officer, all in reasonable detail and satisfactory in form, scope and substance to the Required Holder(s);

                  f) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                  g) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

                  h) as soon as practicable and in any event within five days after any officer of the Company obtaining knowledge (a) of any condition or event which, in the opinion of management of the Company, could reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries, (b) that any Person has given any notice from any Person to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in clause (iii) of paragraph 7A, (c) of the institution of any litigation involving claims against the Company or any of its Subsidiaries equal to or greater than $100,000 with respect to any single cause of action or of any adverse determination in any court proceeding in any litigation involving a potential liability to the Company or any of its Subsidiaries equal to or greater than $100,000 with respect to any single cause of action which makes the likelihood of an adverse determination in such litigation against the Company or such Subsidiary substantially more probable, (d) of any regulatory proceeding which could reasonably be expected to have a material adverse effect on the Company or any of its Subsidiaries, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition, or specifying the details of such proceeding, litigation or dispute and what action the Company or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto;

                  i) promptly after the filing or receiving thereof, copies of all reports and notices which the Company or any of its Subsidiaries files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which the Company or any of its Subsidiaries receives from such corporation;

                  j) promptly upon receipt or distribution thereof, as the case may be, a copy of each notice received or delivered, as the case may be, pursuant to Section 6(f) of the Acquisition Agreement and each claim received or delivered, as the case may be, with respect to a breach of the representations and warranties of any party to the Acquisition Agreement;

                  k) with reasonable promptness, budgets and financial plans of the Company and any of its Subsidiaries (including, without limitation, balance sheets and statements of income, shareholders' equity and cash flows) as such holder may request;

                  l) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as such holder may reasonably request; and

                  m) promptly upon transmission thereof, copies of all appraisals and valuations of the Company and its Subsidiaries or the Common Stock as it shall send to any Person in connection with any Share Repurchase Document or the Shareholders' Agreement;

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each holder a Compliance Certificate substantially in the form of Exhibit E attached hereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to the holder of each Note (i) a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof, provided, however, such accountants shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards and (ii) a report, in reasonable detail and in form satisfactory to the Required Holder(s), containing a breakdown by each division of the Company and its Subsidiaries of the financial information contained in the financial statements described in clause (ii) above, certified by an authorized financial officer of the Company.

         The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each holder an

Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

B. INFORMATION REQUIRED BY RULE 144A. The Company will, upon the request of the holder of any Note or Warrant, provide such holder, and any Qualified Institutional Buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes or Warrants, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

C. INSPECTION OF PROPERTY. The Company will permit any Person designated by any holder in writing, at the Company's expense during the continuance of a Default or Event of Default and otherwise at such holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants (and by this provision the Company authorizes such accountants to discuss the affairs, finances and accounts of such corporations), all at such reasonable times and as often as such holder may reasonably request, provided that, in the absence of a Default or an Event of Default, such holder shall provide the Company at least five days' advance notice of its intent to exercise its rights pursuant to this paragraph 5C.

D. COVENANT TO SECURE NOTES EQUALLY. The Company will, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6G(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured pursuant to such agreements and instruments as shall be approved by the Required Holder(s), and the Company will cause to be delivered to the holder of each Note an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms and that the Notes are equally and ratably secured with such other Indebtedness.

E. CORPORATE EXISTENCE, LICENSES AND PERMITS; MAINTENANCE OF PROPERTIES. The Company will at all times do or cause to be done all things necessary to maintain, preserve and renew its existence as a corporation organized under the laws of a state of the United States of America, will preserve and keep in force and effect, and cause each of its Subsidiaries to preserve and keep in force and effect, all licenses and permits necessary to the conduct of its and their respective businesses and will maintain and keep, and will cause each of its Subsidiaries to maintain and keep, its and their respective properties in good repair, working order and condition, and from time to time make all necessary and proper repairs, renewals and replacements, so that the business carried on in connection therewith may be properly and advantageously conducted at all times in the normal course of business as conducted prior to the date of repair; provided, however, that nothing contained in this paragraph 5E shall prevent the Company or any Subsidiary from ceasing or omitting to exercise any right, license or permit or to make any repair, renewal or replacement that (i) in the reasonable judgment of the Company or such Subsidiary is no longer in the best interests of the Company or such Subsidiary and (ii) such cessation or omission could not reasonably be expected to result in a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries taken as a whole.

F. MAINTENANCE OF MATERIAL CONTRACTS. The Company will, and will causes its Subsidiaries to, maintain all contracts necessary to the conduct of its and their respective businesses (including, without limitation, employment contracts, non-competition agreements and principal office agreements); provided, however, that nothing contained in this paragraph 5F shall prevent the Company or any Subsidiary from terminating any contract that (i) in the reasonable judgment of the Company or such Subsidiary is no longer in the best interests of the Company or such Subsidiary and (ii) such termination could not reasonably be expected to result in a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries taken as a whole.

G. MAINTENANCE OF INSURANCE. The Company will carry and maintain, and cause each Subsidiary to carry and maintain, insurance (subject to customary deductibles and retentions) in at least such amounts and against such liabilities and hazards and by such methods as customarily maintained by other companies operating similar businesses. The Collateral Agent and all holders of Securities shall be named as additional insureds, and the Collateral Agent shall be named as loss payee, on each insurance policy obtained or maintained by the Company and its Subsidiaries with respect to their properties and businesses.

H. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, levies, trade accounts payable and claims for work, labor or materials (all the foregoing being referred to collectively as "CLAIMS") payable by any of them, to the extent such Claims have become due and payable and before they have become delinquent; provided that neither the Company nor any Subsidiary need pay any Claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor to the extent required by GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such Claims in the aggregate could not result in a material adverse change in the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries taken as a whole.

I. ERISA COMPLIANCE. The Company will, and will cause each ERISA Affiliate to, at all times:

                  a) with respect to each Plan, make timely payments of contributions required to meet the minimum funding standard set forth in ERISA or the Code with respect thereto and, with respect to any Multiemployer Plan, make timely payment of contributions required to be paid thereto as provided by Section 515 of ERISA, and

                  b) comply with all other provisions of ERISA,

except for such failures to make contributions and failures to comply as could not have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries taken as a whole.

J. COMPLIANCE WITH LAWS. The Company will comply, and will cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders (including those relating to protection of the environment) except, in any such case, where failure to comply could not have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole.

K. COLLATERAL. The Company shall execute, and shall cause its Subsidiaries to execute, any and all documents, financing statements, agreements and instruments, and take all action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust), that may be required under applicable law, or which the Required Holder(s) or the Collateral Agent may reasonably request in order to effectuate the transactions contemplated by the Second Priority Note Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or purported to be created by the Security Documents (it being understood that it is the intent of the parties that the obligations of the Company and its Subsidiaries under the Second Priority Note Documents shall be secured by, among other things, substantially all the property and assets of the Company and its Subsidiaries (now or hereafter acquired or created), including, without limitation, real and other properties acquired subsequent to the Date of Closing). The Company agrees to provide from time to time such evidence as the Required Holder(s) or the Collateral Agent shall request as to the perfection and priority status of each such security interest and Lien.

L. ENFORCEMENT OF ACQUISITION DOCUMENTS, SHARE REPURCHASE DOCUMENTS, THE SETTLEMENT AGREEMENT AND THE SHAREHOLDERS' AGREEMENT. The Company will enforce, and will cause each of its Subsidiaries parties thereto to enforce, all covenants, agreements and other obligations contained in the Acquisition Documents, the Share Repurchase Documents, the Settlement Agreement and the Shareholders' Agreement which are binding upon the other parties thereto and which survive the consummation of the Acquisition or the Share Repurchases, as the case may be, including, without limitation, all indemnification obligations.

M. LOCKBOX ACCOUNT. No later than the earlier of (a) 90 days after the Date of Closing and (b) the occurrence of a Default or an Event of Default, the Company and each of its Subsidiaries shall have executed and delivered the Lockbox Agreements and the Collateral Assignment of Deposit Accounts. Upon the creation of the Lockbox Accounts, the Company and each of its Subsidiaries shall maintain such Lockbox Accounts pursuant to the Lockbox Agreements.

N. PERFORMANCE OF OBLIGATIONS. The Company will pay the Notes according to the reading, tenor and effect thereof. The Company will, and will cause its Subsidiaries to, do and perform every act and discharge all of the obligations provided to be performed and discharged by the Company or such Subsidiary, as the case may be, under the Second Priority Note Documents to which it is a party (including, without limitation, this Agreement) at the time or times and in the manner specified.

O. MAINTENANCE OF KEY SALES FORCE. The Company will maintain, at all times, a full time sales force equal to the greater of twenty individuals and 80% of the number of sales representatives and agents as of the end of the immediately preceding fiscal year.

P. PLEDGE OF NOTES PAYABLE. The Company will, and will cause its Subsidiaries to, promptly deliver to the Collateral Agent pursuant to the Security Documents all promissory notes payable to the Company or any of its Subsidiaries, together with any necessary endorsements or instruments of transfer, other than promissory notes in an aggregate principal amount, at any time, not to exceed $2,000,000.

Q. OFFERING OF COMMON STOCK. On or prior to September 30, 1997, the Company shall offer to sell approximately 1,400,000 shares of Common Stock, at a price of not less than $2.40 per share, to Richard Chapman, Larry Hendrickson and certain other individuals.

R. MAINTENANCE OF KEY MAN AND SHAREHOLDER LIFE INSURANCE POLICIES. The Company shall maintain in full force and effect at all times policies of insurance in such form and issued by such financially sound and reputable insurers rated at least A by A.M. Best as shall be acceptable to the Required Holder(s) insuring the life of W.T. Wamberg in an aggregate amount equal to $15,000,000. Such policies of insurance shall name the Company as beneficiary and shall be collaterally assigned to the Collateral Agent. The Company shall use its best efforts to maintain in full force and effect at all times policies of insurance in such form and issued by such financially sound and reputable insurers rated at least A by A.M. Best as shall be acceptable to the Required Holder(s) insuring the lives of certain shareholders of the Company to fund certain redemption obligations of the Company pursuant to the Shareholders' Agreement.

S. CREATION AND MAINTENANCE OF WORKING CAPITAL FACILITY. Within 180 days after the Date of Closing, the Company will enter into a revolving working capital facility upon terms and conditions and pursuant to documentation in all respects satisfactory to the holders of the Notes, provided that the aggregate principal amount of the Indebtedness outstanding under such facility may not at any time exceed $3,000,000, such Indebtedness may not mature later than three years after the creation of such facility and such Indebtedness may be secured as provided in the Security Documents. Subject to the restrictions contained in this Agreement and the other Second Priority Note Documents, the Company will at all times maintain such revolving working credit facility and will maintain its ability to satisfy all conditions precedent to its ability to obtain advances thereunder.

T. REINCORPORATION MERGER. The Company will consummate the Reincorporation Merger no later than March 9, 1999.

U. CONVERSION TO A C CORPORATION. After the earlier of March 9, 1999 and the date upon which the Reincorporation Merger is consummated, the Company will, upon 30 days written notice from the holder of any Warrant, convert from an S Corporation to a C Corporation.

V. CERTAIN REDEMPTIONS OF COMMON STOCK. With respect to the redemptions of Common Stock described in clause (d) of the second sentence of the definition of "Restricted Payments," the Company shall promptly furnish the holders of the Notes a valuation (in reasonable detail and based upon the most recent valuation prepared for the Company) of the shares of Common Stock being redeemed and, to the extent that the life insurance proceeds attributable to the deceased shareholder exceed the amount needed to redeem such deceased shareholder's shares, the Company shall promptly prepay the Notes by the amount of such excess pursuant to paragraph 4B.

W. BCS SERVICE CORPORATION. The Company will liquidate and dissolve BCS Service Corporation within 180 days of the Date of Closing.

X. MATTERS RELATED TO QUALIFICATION AND LICENSURE. If the Company is in any way unable to qualify to do business and be licensed as a "life insurance agent" or similar entity under the laws of any state in which it desires to conduct business (whether because of restrictions upon having corporate shareholders or otherwise), it will take all necessary steps to create, or cause the creation of, an Affiliate that is qualified and licensed under the laws (including the insurance code or other similar statute) of such state and will enter into and maintain in effect a management and service agreement or similar arrangement between itself and the Affiliate (which shall comply with paragraph 6G(8)) under which the net revenues of the Affiliate are paid to the Company in consideration for services, administration and other maintenance activities related to the business of the Affiliate.

6.                NEGATIVE COVENANTS.     So long as any Note shall remain
unpaid the Company covenants that:

A. TOTAL DEBT TO ANNUALIZED CASH FLOW RATIO. The Company will not permit the ratio of Total Debt to Annualized Cash Flow at any time during any period specified below to exceed the ratio set forth opposite such period:


                      Period                             Ratio
                      ------                             -----
         From the Date of Closing
         through and including December 31,
         1998                                         5.0 to 1.0

         From January 1, 1999 through and
         including December 31, 1999                  4.0 to 1.0
         and thereafter                               3.0 to 1.0


B. LIMITATION ON RESTRICTED PAYMENTS. The Company will not and will not permit any Subsidiary to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment.

C.                MAINTENANCE OF MINIMUM CONSOLIDATED NET WORTH AND CONSOLIDATED
NET INCOME.

                  a) The Company will not permit, at any time, Consolidated Net Worth to be less than the sum of (a) $1,500,000 and (b) an aggregate amount equal to 100% of its Consolidated Net Income (on an after-tax basis or, as long as the Company is an S Corporation, after giving effect to any S Corporation Tax Distributions, but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ending December 31, 1997, minus (A) amounts expended for Share Repurchases and (B) the aggregate principal amount of the AAA Distribution Notes; and

                  b) The Company will not, for any fiscal quarter, permit Consolidated Net Income to be a negative number the absolute value of which exceeds $1,200,000 and will not, for the four most recently ended fiscal quarters, permit Consolidated Net Income to be a negative number.

D. DISCOUNTED COMMISSION FEES TO TOTAL DEBT RATIO. The Company will not permit, at any time, the ratio of Discounted Commission Fees to Total Debt to be less than 1.0 to 1.0.

E. INTEREST COVERAGE RATIO. The Company will not permit the Interest Coverage Ratio at any time during any period specified below to be less than the ratio set forth opposite such period:

                       Period                                        Ratio
                       ------                                        -----
         From the Date of Closing through and                    1.25 to 1.0
         including December 31, 1998
         From January 1, 1999 through and                        1.60 to 1.0
         including December 31, 1999
         and thereafter                                           3.0 to 1.0

F. FIXED CHARGE COVERAGE RATIO. The Company will not permit the Fixed Charge Coverage Ratio at any time during any period specified below to be less than the ratio set forth opposite such period:

                       Period                                        Ratio
                       ------                                        -----
         From the Date of Closing through and                     .90 to 1.0
         including December 31, 1999
         From January 1, 2000 through and                        1.10 to 1.0
         including December 31, 2000
         and thereafter                                          1.25 to 1.0

G. LIENS, INDEBTEDNESS, AND OTHER RESTRICTIONS. The Company will not and will not permit any Subsidiary to:

         1. LIENS. Create, assume or suffer to exist (upon the happening of a contingency or otherwise) any Lien upon any of its properties or assets (including, without limitation, any documents or instruments in respect of goods or accounts receivable), whether now owned or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5D) or assign or otherwise convey any right to receive income or profits therefrom, except:

               a) Liens in favor of the Collateral Agent securing the Indebtedness evidenced by the Notes and the payment, performance and observance of the other obligations under this Agreement and the other Second Priority Note Documents;

               b) Liens in favor of the Collateral Agent securing the Indebtedness evidenced by the Medium Term Notes and addressed in the Security Documents;

               c) Liens in favor of the Collateral Agent securing the Indebtedness evidenced by the Senior Notes and the payment, performance and observance of the other obligations under the Senior Note Agreement and the other Senior Note Documents and addressed in the Security Documents;

               d) Liens in favor of the Collateral Agent securing the Indebtedness evidenced by the Working Capital Notes and addressed in the Security Documents; and

               e) Liens incidental to the conduct of business or the ownership of properties of the Company and its Subsidiaries (including Liens in connection with worker's compensation, unemployment insurance and other like laws (other than ERISA Liens), warehousemen's and mechanic's liens and statutory landlord's liens) and Liens to secure the performance of bids, tenders or purchase, construction or sales contracts, or to secure statutory obligations, property taxes and assessments or governmental charges, surety or appeal bonds or other Liens of like general nature which in each case are incurred in the ordinary course of business and not in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in any event materially impair the value or use of the property encumbered thereby in the operation of the business of the Company and its Subsidiaries; provided in each case, that the obligation secured is not overdue, or, if overdue, the amount or validity thereof is being contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor to the extent required by GAAP on the books of the Company or such Subsidiary;

         2. LIMITATION ON INDEBTEDNESS. Create, incur, assume or permit to exist any Indebtedness other than, without duplication:

               a) Indebtedness incurred pursuant to this Agreement, as evidenced by the Notes, and the guaranty obligations of the Company's Subsidiaries with respect thereto;

               b) Indebtedness incurred pursuant to the Senior Note Agreement, as evidenced by the Senior Notes, and the guaranty obligations of the Company's Subsidiaries with respect thereto;

               c) Indebtedness incurred pursuant to the Working Capital Note Documents, as evidenced by the Working Capital Notes, provided that the aggregate principal amount of the Working Capital Notes shall not, at any time, exceed $3,000,000;

               d) Indebtedness incurred pursuant to the Acquisition Agreement, as evidenced by the Seller Notes;

               e)        Indebtedness evidenced by the Shareholder Notes;

               f) Indebtedness consisting of unsecured trade payables incurred in the ordinary course or business and maturing not more than 90 days from the date of creation thereof; and

               g) Indebtedness of the type described in clause (iii) of the definition of "Indebtedness," provided that such Indebtedness is incurred in connection with the leasing of office equipment and the aggregate amount of such Indebtedness shall not, at any time, exceed $500,000.

         3. CLEAN-UP OF INDEBTEDNESS REPRESENTED BY WORKING CAPITAL NOTES. Have, at any time, any Indebtedness outstanding under the Working Capital Notes unless there shall have been during the immediately preceding twelve months a period of at least 45 consecutive days during which there shall have been no Indebtedness outstanding under the Working Capital Notes.

         4.        LOANS, ADVANCES, INVESTMENTS AND CONTINGENT LIABILITIES.
         Except as set forth on Schedule 6G(4), make or permit to remain outstanding any loan or advance (including, without limitation, advances of commission fees) to, or extend credit (other than trade credit extended in the normal course of business to any Person that is not a Subsidiary of the Company) to, or make or permit to remain outstanding any Guarantee in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (any of the foregoing, an "INVESTMENT"), except that the Company or any Subsidiary may:

               a) endorse negotiable instruments for collection in the ordinary course of business;

               b) provide Guarantees with respect to the Indebtedness and other obligations of the Company and its Subsidiaries under the Senior Note Documents and the Second Priority Note Documents;

               c) own, purchase or acquire (a) certificates of deposit of commercial banks organized under the laws of the United States or any state thereof (having capital resources in excess of $100,000,000) (provided that neither the Company nor any Subsidiary may own, purchase, or acquire more than $1,000,000 (in face amount) of such certificates of deposit from any such commercial bank) due within one year from the date of purchase and payable in the United States in United States dollars which are rated "A" or better by at least two nationally recognized rating agencies and (b) obligations of the United States Government, of any state, territory or possession of the United States of America or any agency thereof maturing within three years after the acquisition thereof which are rated in one of the two highest rating classifications by at least one nationally recognized rating agency;

               d) make loans and advances to employees and salespersons of the Company (who are not shareholders of the Company or any Subsidiary) granted in the normal and customary course of the Company's business and not to finance the acquisition of shares of Common Stock of the Company, provided that loans and advances in the normal and customary course of the Company's business shall not at any time exceed $400,000;

               e) acquire promissory notes of shareholders of the Company in an aggregate principal amount not to exceed $1,320,000 executed in connection with such shareholders' purchase of up to approximately 1,400,000 shares of Common Stock repurchased by the Company from H.G. Smith, provided that such promissory notes are pledged to the Collateral Agent to the extent required by paragraph 5P; and

               f) make non-cash recourse loans to shareholders of the Company in an aggregate principal amount not to exceed, at any time, $300,000, provided that such loans may not mature more than three years after the making thereof and the promissory note(s) representing such loans are pledged to the Collateral Agent to the extent required by paragraph 5P.

         5.        CONSOLIDATION, MERGER, TRANSFER OF ASSETS, ACQUISITION, ETC.
         Except in connection with the Acquisition and the Reincorporation Merger, (i) merge or consolidate with or into any Person, (ii) convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, (iii) acquire all or substantially all of the assets or capital stock of any other Person or division thereof, (iv) adopt or effect any plan of reorganization, recapitalization, liquidation or dissolution except as contemplated by paragraph 5W in the case of BCS Service Corporation or (v) acquire any properties or assets other than in the ordinary course of business.

         6. LIMITATION ON ASSET DISPOSITIONS. Except as permitted under paragraph 6G(5), make or permit to be made any Asset Disposition, other than the following:

               a) any Asset Disposition involving worthless or obsolete equipment which is promptly replaced with equipment of comparable suitability; and

               b) any Asset Disposition involving inventory sold in the ordinary course of business pursuant to customary trade terms.

         7. SALE OR DISCOUNT OF RECEIVABLES. Sell with recourse, discount (other than to the extent of finance and interest charges included therein) or otherwise sell for less than face value thereof, any of its notes or accounts receivable, except notes or accounts receivable the collection of which is doubtful in accordance with general accepted accounting principles.

         8. TRANSACTIONS WITH AFFILIATES. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise (i) any Affiliate, (ii) any Person owning, beneficially or of record, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, stock of the Company (of any class having ordinary voting power for the election of directors) aggregating 5% or more of such voting power or (iii) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause (i) or (ii) of this paragraph 6G(8), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         9. LIMITATION ON SALE-LEASEBACK TRANSACTIONS. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary (each such arrangement, a "SALE-LEASEBACK TRANSACTION").

H. CHANGE OF FISCAL YEAR. The Company will not and will not permit any Subsidiary to change its fiscal year from its present fiscal year (fiscal year end of December 31).

I. CHANGE OF BUSINESS. The Company will not and will not permit any Subsidiary to change the general character of its business activities or operations from its current business activities or operations or to engage in any business activity or operation not reasonably related to its current business activities or operations as normally conducted as of the Date of Closing.

J. CERTIFICATES OF INCORPORATION; BYLAWS; TRADE NAMES. The Company will not and will not permit any Subsidiary to amend, alter, modify or restate its articles or certificate of incorporation or bylaws in any way which would (i) change its corporate name or adopt a trade name, or (ii) in any manner adversely affect the obligations or covenants of the Company and its Subsidiaries hereunder or under any of the other Second Priority Note Documents.

K. OTHER AGREEMENTS. The Company will not and will not permit any of its Subsidiaries to enter into or permit to exist any agreement (i) which would cause a Default or Event of Default hereunder or (ii) which contains any provision which would be violated or breached by the performance of the obligations of the Company and its Subsidiaries hereunder or under any of the other Second Priority Note Documents.

L. LIMITATION ON CERTAIN RESTRICTIVE AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to, enter into or suffer to exist any contractual obligation, other than the Senior Note Documents and the Second Priority Note Documents, which in any way restricts the ability of the Company or any of its Subsidiaries to (i) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, (ii) make any prepayments or purchases of the Notes required under this Agreement, (iii) make any dividends or distributions, or any payments required under this Agreement or any other Second Priority Note Document or (iv) transfer any of its property or assets to the Company or a Wholly Owned Subsidiary of the Company.

M. ERISA MATTERS. The Company will not, and will not permit any Subsidiary or ERISA Affiliate to, adopt a Plan or amend an existing Plan in a manner that materially increases the total dollar amount of the benefits provided by the Plans described in Schedule 6M. The Company will not, and will not permit any Subsidiary or ERISA Affiliate to, permit any Plan maintained by the Company, any Subsidiary or any ERISA Affiliate (a) to engage in any "PROHIBITED TRANSACTION" (as defined in ERISA), (b) to incur an "ACCUMULATED FUNDING DEFICIENCY" (as defined in section 302 of ERISA and section 412 of the Code), or (c) to terminate such Plan in a manner which could result in the imposition of a Lien on the property or assets of the Company or any of its Subsidiaries.

N. ONLY ONE CLASS OF CAPITAL STOCK. The Company will not, and will not permit any Subsidiary to, have any class of capital stock other than its Common Stock or common stock, as the case may be.

O. PROHIBITION AGAINST PAYMENTS AND PREPAYMENTS OF CERTAIN INDEBTEDNESS. The Company will not, and will not permit any of its Subsidiaries to, prepay any Subordinated Debt or any Indebtedness evidenced by the Medium Term Notes. Upon the occurrence and during the continuance of any Default or Event of Default, the Company will not, and will not permit any Subsidiary to, pay any principal of or interest or premium on any Subordinated Debt.

P. AAA DISTRIBUTION. The Company will not consummate the AAA Distribution unless (i) the aggregate amount of the AAA Distribution does not exceed $4,143,623 and (ii) all recipients of any portion of the AAA Distribution agree to, and concurrently with the AAA Distribution do, lend their respective portions of the AAA Distribution to the Company, provided that such loans mature no earlier than October 31, 2007, are not subject to prepayment other than at maturity, bear interest at a rate not to exceed 8.50% per annum, are subject to subordination provisions acceptable in form, scope and substance, to the holders of the Notes and are not offset (other than on a non-cash basis) by any obligation of any recipient of any portion of the AAA Distribution to the Company or any of its Subsidiaries.

Q. NO SUBSIDIARIES. Notwithstanding anything in this Agreement or any other Second Priority Note Document to the contrary, the Company will not create any Subsidiaries (other than the Wholly Owned Subsidiary described in the definition of "Reincorporation Merger"); provided, however, that, if the holders of the Notes consent to the creation of a Subsidiary pursuant to paragraph 11C or the Company creates the Wholly Owned Subsidiary described in the definition of "Reincorporation Merger," at the cost and expense of the Company, the Company will (i) execute and deliver a pledge agreement in favor of the holders of the Securities and in form, scope and substance satisfactory to the Required Holder(s), (ii) cause each subsequently acquired or organized Subsidiary (contemporaneously with such acquisition or organization) to execute and deliver a guaranty agreement in favor of the holders of Securities and in form, scope and substance satisfactory to the Required Holder(s), (iii) deliver or cause such Subsidiary to deliver to the Collateral Agent a certificate representing all capital stock of, or other equity interests in, such subsequently acquired or organized Subsidiary, together with an undated stock power or assignment, executed in blank by a Responsible Officer (or take or cause a Subsidiary to take such other actions as are necessary to provide the Collateral Agent with a perfected pledge of or security interest in such capital stock or other equity interests), and (iv) cause such Subsidiary to secure payment of the Securities and performance and observance of all other obligations of the Company and its Subsidiaries under the Second Priority Note Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to such of its assets and properties as the Required Holder(s) shall designate (it being understood that it is the intent of the parties that such obligations shall be secured by, among other things, substantially all the property and assets of the Company and its Subsidiaries (now or hereafter acquired or created), including, without limitation, real and other properties acquired subsequent to the Date of Closing). The aforementioned security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form, scope and substance satisfactory to the Required Holder(s) and the Collateral Agent, and the Company will deliver or cause to be delivered to the Collateral Agent, all such instruments and documents (including, without limitation, legal opinions, title insurance policies, surveys and lien searches) as the Required Holder(s) or the Collateral Agent shall request to evidence compliance with this paragraph 6Q.

R. RESTRICTIONS ON ISSUANCES OF COMMON STOCK. Except for the transactions contemplated by paragraph 5Q, the Company will not issue more than 1,300,000 shares (including the 786,659 shares issuable pursuant to options outstanding prior to January 1, 1997), on a fully diluted basis, of Common Stock pursuant to current or future profit sharing, stock option, stock purchase, stock appreciation or deferred compensation plans of the Company.

S. RESTRICTIONS UPON THE AMENDMENT OF CERTAIN DOCUMENTS. The Company will not, and will not permit any Subsidiary to, amend any principal office agreement (including, without, limitation, the provisions related to the sharing of commissions), any employment agreement, any Acquisition Document, any Share Repurchase Document, the Shareholders' Agreement, the Settlement Agreement, the Non-Compete Agreement or any Working Capital Note Document in any manner that (i) could result in a material adverse change in the business, condition (financial or otherwise), prospects or operations of the Company and its Subsidiaries taken as a whole, (ii) could result in a material adverse effect on the Company and its Subsidiaries as a going concern or (iii) could in any manner materially adversely affect the obligations or covenants of the Company and its Subsidiaries hereunder or under any of the other Second Priority Note Documents.

T.                 LIMITATION ON AMOUNT OF S CORPORATION TAX DISTRIBUTIONS.
Notwithstanding any provision in this Agreement to the contrary, (i) no S Corporation Tax Distributions may be made for any tax period during which the Company is not an S Corporation and (ii) the aggregate amount of S Corporation Tax Distributions that may be made by the Company for any period during which the Company is an S Corporation shall not exceed the product of (A) the maximum marginal federal income tax rate applicable to individuals under Section 1 of the Code, plus 3% and (B) the net taxable income and gain of the Company for such period, less the aggregate amount of unrecovered net taxable losses of the Company for all prior periods.

U. PROHIBITION AGAINST PHANTOM STOCK. The Company will not, and will not permit any Subsidiary to, create any "phantom stock" or any equivalent thereto (other than pursuant to the Cochlan Phantom Stock Agreement).

V. REINCORPORATION MERGER. The Company will not amend, and will not permit its board of directors to consent to the amendment of, its Articles of Incorporation or its bylaws or any agreement or document to which the Company is a party in any manner which could require the affirmative vote of the holders of more than two-thirds of the issued and outstanding shares of Common Stock to approve the Reincorporation Merger. The Company will not permit its board of directors to require the affirmative vote of the holders of more than two-thirds of the issued and outstanding shares of Common Stock to approve the Reincorporation Merger. Notwithstanding any provision of this Agreement or any other Second Priority Note Document to the contrary, prior to or contemporaneously with the consummation of the Reincorporation Merger, the Company will not issue shares of Common Stock if the result of such issuance would be that the holders of at least two-thirds of the issued and outstanding shares of Common Stock, after giving effect to such issuance, were not parties to the Shareholders' Agreement as of its effective date.

W. RESTRICTIONS UPON STOCK OPTIONS. The Company will not issue any stock option with respect to Common Stock with an exercise price (on a per share basis) less than the greater of $2.95 and the Market Price (as defined in the Warrants).

7.                EVENTS OF DEFAULT.

A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

               a) the Company defaults in the payment of any principal of or Yield Maintenance Amounts payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

               b) the Company defaults in the payment of any interest on any Note for more than five days after the date due; or

               c) the Company or any Subsidiary (a) defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other Indebtedness (or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, (b) fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity; provided, that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing acceleration (or sale to the Company or any Subsidiary) shall occur and be continuing exceeds $100,000; or

               d) the Company defaults in the payment of any principal of, premium payable with respect to or interest on any Seller Note, any Working Capital Note or any Shareholder Note when the same shall become due, either by the terms thereof or otherwise as provided in the Acquisition Agreement, the Working Capital Documents or the Share Repurchase Agreements;

               e) any representation or warranty made by the Company or any of its Subsidiaries herein or in any of the other Second Priority Note Documents, or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

               f) the Company fails to perform or observe any term, covenant or agreement contained in paragraph 5M, 5P, 5R, 5S, 5T, 5U or 6 or Section 7 or 8 of the Security Agreement or Section 5 of the Collateral Assignment of Deposit Accounts; or

               g) the Company or any Subsidiary fails to perform or observe any other agreement, covenant, term or condition contained herein or in any of the other Second Priority Note Documents and such failure shall not be remedied (a) within 30 days after any Responsible Officer obtains (or should have obtained) knowledge thereof or (b) within 15 days after the Company receives written notice of such failure from any holder; or

               h) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

               i) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "BANKRUPTCY LAW"), of any jurisdiction; or

               j) the Company or any Subsidiary petitions or applies to any Tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

               k) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

               l) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

               m) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the Consolidated Net Income for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

               n) any final judgment or order, or series of final judgments or orders, in an amount in excess of $100,000, is rendered against the Company or any Subsidiary and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged; or

               o) any Termination Event with respect to a Plan shall have occurred and, within 30 days after the occurrence thereof, (a) such Termination Event (if correctable) shall not have been corrected and (b) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $100,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a) (2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount); or

               p) the Company or any of its ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an aggregate amount exceeding $100,000; or

               q) any two of W.T. Wamberg, Mel Todd and Richard Chapman shall no longer continue to be executive officers of the Company or engaged in the day-to-day management of the affairs of the Company and its Subsidiaries; or

               r) after July 31, 1998, any two of W.T. Wamberg, Mel Todd, Richard Chapman and the chief financial officer or chief operating officer of the Company, as the case may be, shall no longer continue to be executive officers of the Company or engaged in the day-to-day management of the affairs of the Company and its Subsidiaries, provided that the absence of the chief financial officer or the chief operating officer shall not result in a Default or an Event of

               Default pursuant to this clause (xviii) unless the chief financial officer or the chief operating officer is not replaced within 180 days;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (ix), (x) or (xi) of this paragraph 7A, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (ix), (x) or (xi) of this paragraph 7A, the holder(s) of 100% of the aggregate principal amount of the Notes at the time outstanding may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

               The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provisions for payment of the Yield Maintenance Amount by the Company in the event that the Notes are prepaid or accelerated as a result of an Event of Default are intended to provide compensation for the deprivation of such right under such circumstances.

B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the holder(s) of 100% of the aggregate principal amount of the Notes at the time outstanding may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of the Notes which has become due otherwise than by reason of such declaration, and the Yield Maintenance Amount, if any, with respect to any Notes which has become due otherwise than by reason of such declaration, and interest on such overdue interest, overdue principal and Yield Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

D. RIGHT OF SET-OFF. In addition to any rights and remedies of the holders of the Notes provided by law (including, without limitation, other rights of set-off, recoupment or appropriation and application) and upon the occurrence and continuance of an Event of Default, each holder of a Note shall have the right, without prior notice to the Company or any of its Subsidiaries, any such notice being expressly waived by the Company and its Subsidiaries to the extent permitted by applicable law, upon any amount becoming due and payable by the Company or any of its Subsidiaries hereunder or under the other Second Priority Note Documents or the Senior Note Documents (whether at the stated maturity, by acceleration or otherwise) to set-off, recoup or appropriate and apply, at any time and from time to time, against such amount, to the extent permitted by applicable law, any and all commission fees and revenues and any other credits, indebtedness or claims, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing or to become owing by such holder or any affiliate thereof to or for the credit or the account of the Company or any of its Subsidiaries, whether or not the Collateral Agent or any holder of a Note has made any demand for payment. Any Person to whom the holder of any Note has granted a participation pursuant to paragraph 11E of this Agreement shall, to the maximum extent permitted by applicable law, also have the rights of set-off, recoupment or appropriation and application provided for in this paragraph 7D in respect of its participating interest, to the same extent as if the amount of its participating interest were owing directly to it as a holder of a Note. Each holder of a Note agrees promptly to notify the Company or any Subsidiary, as applicable, and the Collateral Agent after any such set-off, recoupment or appropriation and application made by such holder, or, to its knowledge, by a Person to whom such holder has granted such a participation, provided that, to the extent permitted by applicable law, the failure to give such notice shall not affect the validity of such set-off, recoupment or appropriation and application.

E. NOTICE TO HOLDERS OF SUBORDINATED DEBT; PAYMENT BLOCK. Upon the occurrence and continuance of any Default or any Event of Default, the Company shall promptly notify each holder of any Subordinated Debt of such Default and Event of Default. The Company will not, and will not permit any Subsidiary to, pay any principal of or interest or premium on any Subordinated Debt during the continuance of any Default or any Event of Default.

F. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, (i) the holder of any Note may proceed to protect and enforce its rights under this Agreement, such Note and the other Second Priority Note Documents by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or the other Second Priority Note Documents or in aid of the exercise of any power granted in this Agreement or the other Second Priority Note Documents, and (ii) both the Collateral Agent and the holders of the Notes may exercise any rights or remedies in their respective capacities under the Security Documents in accordance with the provisions thereof. No remedy conferred in this Agreement or the other Second Priority Note Documents upon the holder of any Note or the Collateral Agent is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants (giving effect to the Acquisition and the Share Repurchases) as follows:

A. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Texas, and is duly licensed and in good standing as a foreign corporation in each jurisdiction in which the nature of the business transacted or the property owned is such as to require licensing or qualification as a foreign corporation. The Company has no Subsidiaries (other than BCS Service Corporation). BCS Service Corporation is engaged in the collection of consulting and administrative service fees relating to nonqualified benefit plans and has total liabilities (absolute and contingent) of less than $30,000. The execution, delivery and performance by the Company of the Notes, this Agreement, the other Second Priority Note Documents, the Share Repurchase Documents, the Acquisition Documents, the Settlement Agreement and the Shareholders' Agreement to which it is a party are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

B. FINANCIAL STATEMENTS. The Company has furnished each Purchaser with the following financial statements, identified by a principal financial officer of the Company: (a) (i) a balance sheet of the Company as at December 31 in each of the years 1992 to 1996, inclusive, and statements of income, stockholders' equity and cash flows of the Company for each such year, all reported on by Lane, Gorman and Trubitt, (ii) a balance sheet of the Company as at June 30 in each of the years 1996 and 1997 and statements of income, stockholders' equity and cash flows for the three-month period ended on each such date, prepared by the Company and (iii) a balance sheet of the Acquired Company as at June 30, 1997 and statements of income, stockholders' equity and cash flows for the three-month period ended on such date, prepared by the Acquired Company and (b) (i) a pro forma balance sheet of the Company (after giving effect to the Acquisition and the Share Repurchases and including a breakdown by each division of the Company) as at December 31, 1996 and pro forma statements of income, stockholder's equity and cash flows of the Company (after giving effect to the Acquisition and the Share Repurchases and including a breakdown by each division of the Company) for such year, prepared by the Company, and (ii) a pro forma balance sheet of the Company (after giving effect to the Acquisition and the Share Repurchases and including a breakdown by each division of the Company) as at June 30, 1997 and pro forma statements of income, stockholders' equity and cash flow of the Company (after giving effect to the Acquisition and the Share Repurchases and including a breakdown by each division of the Company) for the three-month period ended on such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company required to be shown in accordance with such principles. The balance sheets fairly present the historical or pro forma, as the case may be, condition of the Company or the Acquired Company, as the case may be, as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the, historical or pro forma, as the case may be, results of the operations of the Company or the Acquired Company, as the case may be, and its cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise), prospects or operations of the Company since December 31, 1996.

C. ACTIONS PENDING. Other than as described on Schedule 8C, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company, or any properties or rights of the Company, by or before any court, arbitrator or administrative or governmental body which, if adversely determined, might result in a liability of greater than $100,000 or might otherwise result in any material adverse change in the business, condition (financial or otherwise), prospects or operations of the Company. There is no action, suit, investigation or proceeding pending or threatened against the Company which purports to affect the validity or enforceability of this Agreement, any Note, any Warrant, any of the other Second Priority Note Documents, any of the Acquisition Documents, any of Share Repurchase Documents, the Settlement Agreement or the Shareholders' Agreement.

D. OUTSTANDING INDEBTEDNESS. The Company does not have outstanding any Indebtedness except as permitted by paragraphs 6A, 6D and 6G(2) and all of which is described in Schedule 8D attached hereto. There exists no default under (and no waiver of default is currently in effect with respect to) the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto, and no event or condition exists with respect to any Indebtedness of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

E. TITLE TO PROPERTIES. The Company has good and marketable title to its real property (other than property which it leases) and good title to all of its other properties and assets, including the properties and assets reflected in the pro forma balance sheet as at June 30, 1997 referred to in paragraph 8B(b)(ii) (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6G(1). All leases necessary in any material respect for the conduct of the business of the Company are valid and subsisting and are in full force and effect.

F.                 POSSESSION OF FRANCHISES, LICENSES, PATENTS AND TRADEMARKS.
The Company possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets, and the Company is not in violation of any thereof in any material respect. The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks, trade dress, logos, corporate names and trade names and rights thereto, that individually or in the aggregate are material, without known conflict with the rights of others. To the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name, trade dress, logo, corporate name or other right owned by any other Person. To the best knowledge of the Company, there is no material violation by any Person of any right of the Company with respect to any patent, copyright, service mark, trademark, trade name, trade dress, logo, corporate name or other right owned or used by the Company.

G. TAXES. The Company has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and has paid all taxes as shown on such returns and on all assessments received by it, and has paid, collected and withheld all other taxes which are otherwise required to be paid, collected or withheld on or prior to the date hereof, except such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles. There are no unsatisfied actual or proposed adjustments or assessments for taxes against the Company or, to the knowledge of the Company, any basis for any such assessment or adjustment. There are no pending audits, actions, proceedings, disputes, claims or, to the Company's knowledge, investigations with respect to any taxes payable by or asserted against the Company. The Company has not received notice from any governmental authority of its intent to examine or audit any tax returns of the Company. The Company has been subject to a valid and effective election to be an S corporation, within the meaning of section 1361(a)(1) of the Code from the date of its organization to the date hereof, and such S corporation election has not been terminated (within the meaning of section 1362(d) of the Code) at any time on or prior to the date hereof. As of the date hereof, the Company does not have any amounts of "net unrealized built-in gain" (within the meaning of section 1374(d) of the Code) on which the Company would be required to pay taxes under Section 1374(a) of the Code if the Company were to sell any of its assets at any time on or after the date hereof.

H. CONFLICTING AGREEMENTS AND OTHER MATTERS. The Company is not a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, prospects or financial condition. The execution and delivery of this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Participation Rights Agreement, the Put Rights Agreement, the Security Documents (collectively, the "NOTE DOCUMENTS"), the Acquisition Documents, the Share Repurchase Documents, the Settlement Agreement and the Shareholders' Agreement (the Note Documents, the Acquisition Documents, the Share Repurchase Documents, the Settlement Agreement and the Shareholders' Agreement are collectively, the "TRANSACTION DOCUMENTS") by the Company, the offering, issuance and sale of the Notes, the Warrants, the Seller Notes, the Working Capital Notes and the Shareholder Notes (as defined in clauses (a) and (c) of the definition of Shareholder Notes) by the Company and the issuance of the shares of Common Stock upon the exercise of the Warrants and the conversion of the Convertible Subordinated Notes and the fulfillment of and compliance with the respective provisions of the Transaction Documents by the Company do not and will not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (except Liens created under the Security Documents and any Liens created pursuant to Section 3 of the Medium Term Notes) upon any of the properties or assets of the Company (including Purchased Assets, as such term is defined in the Acquisition Agreement) pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than (a) routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities in connection with the Registration Rights Agreement, (b) those recordations and filings with respect to the Security Documents as are set forth in the opinion of Keith Staudt, General Counsel of the Company, delivered pursuant to paragraph 3A(vi)hereof,
(c) the registration of Common Stock under the circumstances contemplated by the Registration Rights Agreement and (d) other consents and approvals required by the assignment of various licenses and contracts pursuant to the Acquisition Agreement) or result in the revocation, suspension, limitation or imposition of any material condition upon the license of the Company to act as a life insurance agent in the State of Texas pursuant to the Texas Insurance Code (other than pursuant to Art. 21.07-1 of the Texas Insurance Code (but only with respect to the issuance of the shares of Common Stock upon the exercise of the Warrants) or any similar license required or granted by any administrative or governmental body or other Person pursuant to, the Articles of Incorporation or bylaws of the Company, any applicable law (including, without limitation, any insurance, securities or Blue Sky law), statute, rule or regulation or any agreement (including, without limitation, (i) any Acquisition Document, any Share Repurchase Document, the Shareholders' Agreement or the Settlement Agreement, (ii) any agreement referred to in Schedule 8AA or any other material agreement of the Company or the Acquired Company, if any, and (iii) any agreement (other than the Note Documents) set forth or listed in any schedule or exhibit to, or specifically referred to in, any Acquisition Document, any Share Repurchase Document, the Shareholders'

Agreement or the Settlement Agreement) or any instrument, order, judgment or decree to which the Company is a party or otherwise subject (including, without limitation, by virtue of its assumption of liabilities under the Acquisition Agreement). The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8H(1).

I. AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, no par value per share. The outstanding capital stock of the Company consists of 5,501,698 shares of Common Stock. 1,404,340 shares of Common Stock are held in treasury. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 8I and in the Cochlan Phantom Stock Agreement, the Company does not have outstanding any warrants, options, convertible securities or other rights for the purchase or acquisition of shares of its capital stock other than the Warrants. The Warrants and the shares of Common Stock issuable upon the exercise of the Warrants have been duly and validly authorized, and such shares of Common Stock have been duly reserved for issuance upon exercise of the Warrants. No shareholder of the Company or any other Person is entitled to preemptive or similar rights with respect to the shares of Common Stock which are issuable upon exercise of the Warrants and, if and when issued upon exercise of the Warrants in accordance with the provisions thereof, such shares will be validly issued, fully paid and nonassessable shares.

J. OFFERING OF THE SECURITIES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Securities or any similar security of the Company for sale to, or solicited any offers to buy the Securities or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Securities to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

K. USE OF PROCEEDS. The Company does not own or have any present intention of acquiring any "MARGIN STOCK" as defined in Regulation G (12 CFR
Part 207) of the Board of Governors of the Federal Reserve System ("MARGIN STOCK"). The proceeds of sale of the Securities will be used to repurchase and retire Common Stock of the Company pursuant to the Share Repurchases. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "PURPOSE CREDIT" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Securities to violate Regulation G or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

L. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise), prospects or operations of the Company. Neither the Company nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise), prospects or operations of the Company. The execution and delivery of this Agreement and the issuance and sale of the Securities will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Security.

M. GOVERNMENTAL CONSENT. Neither the nature of the Company, nor any of its businesses or properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Securities is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental or regulatory body (other than routine filings after the Date of Closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the other Second Priority Note Documents, the Share Repurchase Documents, the Acquisition Documents, the Settlement Agreement or the Shareholders' Agreement and the offering, issuance, sale or delivery of the Securities or fulfillment of or compliance with the terms and provisions of this Agreement, the Registration Rights Agreement, the Put Rights Agreement or the Participation Rights Agreement or of the Securities.

N. ENVIRONMENTAL COMPLIANCE. The Company and all of its properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply could not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company.

O. FISCAL YEAR. The fiscal year of the Company ends as of December 31 of each year.

P. DISCLOSURE. Neither this Agreement, the other Second Priority Note Documents nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company and which has not been set forth in this Agreement, the other Second Priority Note Documents or in the other documents, certificates and statements furnished to any Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby. The pro forma financial projections dated as of September 3, 1997 and previously delivered to the Purchasers by the Company are reasonable based on the assumptions stated therein and the best information available to the officers of the Company. The Company and the Acquired Company have disclosed the material terms of all existing transactions with Affiliates to the Purchasers.

Q. INVESTMENT COMPANY ACT. Neither the Company nor any Person controlling the Company is an "INVESTMENT COMPANY," or a company "CONTROLLED" by an "INVESTMENT COMPANY," within the meaning of the Investment Company Act of 1940, as amended.

R. OTHER REGULATION. Neither the Company nor any Person controlling the Company is subject to regulation under any federal or state statute or regulation, as amended from time to time, which limits the ability of
(i) the Company to issue the Securities or (ii) the Company to perform its respective obligations under this Agreement, the other Second Priority Note Documents, the Share Repurchase Documents, the Acquisition Documents, the Settlement Agreement or the Shareholders' Agreement.

S. ACQUISITION, SHARE REPURCHASE, SETTLEMENT AGREEMENT AND SHAREHOLDERS' AGREEMENT REPRESENTATIONS AND WARRANTIES. To induce the Purchasers to enter into this Agreement and to purchase the Securities, the Company agrees that the Purchasers shall be entitled to rely upon each of the representations and warranties set forth in any of the Acquisition Documents, any of the Share Repurchase Documents, the Settlement Agreement and the Shareholders' Agreement, as fully as if set forth in this Agreement.

T. SOLVENCY. The Company is Solvent, both before and after giving effect to this Agreement, the other Second Priority Note Documents, the Senior Note Documents, the Share Repurchase Documents and the Acquisition Documents, and to the transactions contemplated hereby and thereby.

U. EMPLOYMENT AGREEMENTS, NON-COMPETITION AGREEMENTS AND PRINCIPAL OFFICE AGREEMENTS. Schedule 8U describes all material employment agreements, non-competition agreements and principal office agreements to which the Company is a party. All of the material employment agreements, non-competition agreements and principal office agreements described on Schedule 8U are in full force and effect and no default thereunder or violation of any of the provisions thereof exists.

V. INSURANCE LICENSES. All Insurance Licenses of the Company are listed on Schedule 8V and are in full force and effect. No proceeding or customer complaint has been filed with insurance regulatory authorities which could reasonably be expected to lead to revocation, failure to renew, limitation, suspense or restriction of any such Insurance License.

W. UNDISCLOSED LIABILITIES. The Company does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the pro forma balance sheet of the Company dated as of June 30, 1997 described in paragraph 3A(xxii)(a)(ii) and disclosed in any notes thereto and
(ii) Liabilities which have arisen after June 30, 1997 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of a contract, breach of warranty, tort, infringement, or violation of law).

X. LEGAL COMPLIANCE. The Company and each of its shareholders, officers, independent contractors, subagents, consultants and employees who are required by reason of the nature of their employment by the Company to be registered or appointed as an insurance agent, insurance broker or insurance producer with the insurance department of any state or any self-regulatory body or other governmental entity, is duly registered or appointed as such and such registration or appointment is in full force and effect, and neither the Company nor any such other Persons has been enjoined, indicted, convicted or made the subject of any consent decree or administrative order on account of any material violation of applicable law in connection with such Person's actions in any of the foregoing capacities or, any enforcement or disciplinary proceeding alleging any such violation.

Y. CERTAIN TAX MATTERS. The Company is not now and has never been (i) a member of an Affiliated Group filing a consolidated federal income Tax Return or (ii) responsible for any Liability for the taxes of any Person (other than the Company) as a transferee or successor, by contract, by operation of law, or otherwise.

Z. SALES REPRESENTATIVES. To the Company's knowledge, the shareholders, directors and officers (and employees with responsibility for sales matters) of the Company and the Acquired Company, and all sales representatives currently marketing the Company's and the Acquired Company's insurance policies under

Representative Agreements (other than William Chatfield and Bennett Meyer) are expected to continue to perform such services after the Date of Closing, and none has expressed an intention or desire to cease such sales activities.

AA.                 CONTRACTS. Except as set forth in Schedule 8AA, the Company is not a party to, or bound by:

                   (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $20,000 per annum;

                   (ii) any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company, or involve consideration in excess of $25,000;

                   (iii) any agreement concerning a partnership or joint venture;

                   (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any Capitalized Lease Obligation, or under which it has imposed a Lien on any of its assets, tangible or intangible, except for the Liens permitted by paragraph 6G(1);

                   (v) any agreement concerning confidentiality or noncompetition other than with the Acquired Company or insurance carriers and others regarding product development;

                   (vi) any agreement or arrangement with any of the shareholders of the Acquired Company;

                   (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement (including, without limitation, any plan or arrangement with respect to phantom stock or any equivalent thereto) for the benefit of its current or former directors, officers, and employees;

                   (viii) any collective bargaining agreement;

                   (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits or which is not terminable at the will of the Company;

                   (x) any agreement or arrangement under which it has advanced or loaned any amount to any of its directors, officers, and employees;

                   (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, condition (financial or other), prospects or operations of the Company; or

                   (xii) any other agreement (or group of related agreements), including Vendors' Contracts, the performance of which involves consideration in excess of $10,000.

With respect to each agreement described in Schedule 8AA attached hereto: (A) such agreement is legal, valid, binding, enforceable, and in full force and effect; (B) such agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the Acquisition, the Share Repurchases and the transactions contemplated by this Agreement and the other Second Priority Note Documents; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under such agreement; and (D) no party has repudiated any provision of such agreement. The Company is not a party to any oral agreement.

BB.                ASSIGNMENT OF INSURANCE CONTRACTS. The Company has no reason to believe that the notices and consents required to assign the Insurance Contracts to the Company as provided in Section 7(b) of the Acquisition Agreement will not be obtained.

CC.                SATISFACTION OF CONDITIONS PRECEDENT TO THE ACQUISITION, THE
SHARE REPURCHASES, THE SETTLEMENT AGREEMENT AND THE SHAREHOLDERS' AGREEMENT. All of the conditions precedent to the effectiveness of the Acquisition Documents, the Share Repurchase Documents, the Settlement Agreement and the Shareholders' Agreements have been satisfied. None of the conditions precedent to the effectiveness of the Acquisition Documents, the Share Repurchase Documents, the Settlement Agreement and the Shareholders' Agreement have been waived without the express written consent of each of the Purchasers.

DD.                COMPLIANCE WITH LAWS. The Company has complied with all
applicable laws, rules, regulations and orders (including those relating to protection of the environment) except, in any such case, where failure to comply could not have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Company.

EE.                CONDITION OF PROPERTY. All of the property of the Company is in good repair, working order and condition so that the business carried on in connection therewith may be properly and advantageously conducted at all times in the normal course of business.

FF.                BOOKS AND RECORDS. The Company has at all times maintained proper books of record and account in which full, true and correct entries have been made in accordance with GAAP.

GG.                ISSUANCE AND EXERCISE OF THE WARRANTS. The issuance of the
Warrants hereunder and any subsequent exercise of the Warrants (i) does not violate any applicable law or governmental regulation (including, without limitation, any laws or regulations applicable to Persons acting as insurance agents, insurance brokers or insurance producers) (other than Art. 21.07-1 of the Texas Insurance Code (but only with respect to the issuance of shares of Common Stock upon the exercise of the Warrants) the violation of which the Company represents and warrants will be cured by the satisfaction of the covenant contained in paragraph 5T) or any contract, agreement or other document to which the Company is party and (ii) could not result in a material adverse change in the business, condition (financial or otherwise), prospects or operations of the Company.

HH.                ADDITIONAL DISCLOSURE. Schedule 8HH(1) is a true, correct and complete schedule of all properly accrued performance bonuses payable to employees and independent sales representatives and agents of the Company.
Schedule 8HH(2) is a true, correct and complete schedule of all Plans and Multiemployer Plans of the Company and any ERISA Affiliates. Schedule 8HH(3) is a true, correct and complete schedule of all trademarks, service marks, trade dress, logos, trade names and corporate names of the Company, together with all translations, adaptations, derivations and combinations thereof, and all applications, registrations and renewals in connection therewith.

II. REINCORPORATION MERGER. The Company intends to consummate the Reincorporation Merger no later than March 9, 1999. Neither the Articles of Incorporation or the bylaws of the Company nor any agreement or document to which the Company is a party nor any applicable law (including, without limitation, the Texas Business Corporation Act), statute, rule or regulation requires the affirmative vote of the holders of more than two-thirds of the issued and outstanding shares of Common Stock to approve the Reincorporation Merger. The consummation of the Reincorporation Merger could not have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company.

JJ.                SATISFACTION OF CONDITIONS PRECEDENT. All of the conditions precedent to the effectiveness of this Agreement have been satisfied or waived in writing by each of the Purchasers.

KK.                CERTAIN AFFILIATES. The arrangements contemplated by
paragraph 5X are lawful and are customary and are recognized in the industry and jurisdictions in which the Company operates or proposes to operate, directly or in conjunction with Affiliates.

9. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser represents as follows:

A. NATURE OF PURCHASE. Such Purchaser is not acquiring the Securities to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

B. SOURCE OF FUNDS. Such Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Securities to be purchased by such Purchaser hereunder:

                   (i) the Source constitutes assets of a general account maintained by an insurance company, and the use of such Source for the purchase of the Notes is permitted by the terms of Prohibited Transaction Class Exemption 95-60; or

                   (ii) the Source is either (a) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (b) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this clause (ii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                   (iii) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iii); or

                   (iv) the Source is a governmental plan; or

                   (v) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (v); or

                   (vi) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory sentence and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

A.                 YIELD MAINTENANCE TERMS.

               "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

               "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

               "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "PAGE 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (b) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, (x) if necessary, by (1) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between (I) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (II) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life and (y) by converting all such implied yields to a payment basis in accordance with accepted financial practice.

         "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

         "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

         "YIELD MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield Maintenance Amount shall in no event be less than zero.

B.       OTHER TERMS.

         "AAA DISTRIBUTION" shall mean the proposed $0.60 per share distribution to the shareholders of record of Common Stock on October 31, 1997.

         "AAA DISTRIBUTION NOTES" shall mean the subordinated promissory notes of the Company to evidence the Company's borrowing from its shareholders of the proceeds of the AAA Distribution in an aggregate principal amount not to exceed

$4,143,623 upon terms and conditions and subject to documentation satisfactory in all respects to the holders of the Notes.

         "ACQUIRED COMPANY" shall mean Bank Compensation Strategies, Inc., a Minnesota corporation.

         "ACQUISITION" shall mean the acquisition by the Company of all or substantially all of the assets of the Acquired Company and the assumption by the Company of certain liabilities of the Acquired Company pursuant to the Acquisition Documents.

         "ACQUISITION AGREEMENT" shall mean that certain Asset Purchase Agreement among the Company, the Acquired Company and certain individuals dated as of September 5, 1997.

         "ACQUISITION DOCUMENTS" shall mean the Acquisition Agreement and all other written agreements, documents, instruments and certificates now or hereafter executed and delivered by any Person which are required by the terms of the Acquisition Agreement to be delivered to consummate the Acquisition, and any and all amendments, supplements and other modifications thereof and all renewals, extensions, restatements or substitutions from time to time of all or any of the foregoing.

         "AFFILIATE" shall mean at any time, and with respect to any Person, (i) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (ii) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "AFFILIATE" is a reference to an Affiliate of the Company.

         "AFFILIATED GROUP" shall mean an affiliated group within the meaning of
Section 1504(a) of the Code.

         "ANNUALIZED CASH FLOW" shall mean, at any time, (i) prior to September 30, 1998, Cash Flow for the period commencing September 1, 1997 through to such date, annualized in accordance with accepted financial practice; and (ii) on or after September 30, 1998, Cash Flow for the most recently ended four fiscal quarters.

         "ASSET DISPOSITION" shall mean, with respect to the Company or any Subsidiary, any transaction or series of related transactions in which such Person sells, conveys, transfers or leases (as lessor) or parts with control of (collectively, for purposes of this definition, a "TRANSFER"), directly or indirectly, any of its property or assets, including, without limitation, any Indebtedness of any Subsidiary or capital stock of or other equity interests in any Subsidiary (including the issuance of such stock or other equity interests by such Subsidiary), other than transfers of cash or cash equivalents.

         "ASSIGNMENT OF LIFE INSURANCE POLICY" shall mean, collectively, those certain Assignment of Life Insurance Policy, dated September 9, 1997, executed and delivered by the Company and W. T. Wamberg to the Collateral Agent, substantially in the form of Exhibit E-1 and E-2 to the Senior Note Agreement, respectively, as the same may be amended, supplemented and otherwise modified from time to time.

         "BANKRUPTCY LAW" shall have the meaning specified in clause (ix) of paragraph 7A.

         "BASIS" shall mean any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "BUSINESS DAY" shall mean any day on which banks are open for business in New York City (other than a Saturday, a Sunday or a legal holiday) in the State of New York.

         "C CORPORATION" shall mean a corporation, or an association taxable as a corporation under the Code, other than an S Corporation.

         "CAPITAL LEASE" shall mean a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "CAPITAL LEASE OBLIGATION" shall mean, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         "CASH FLOW" shall mean, for any period, (a) the sum of (i) Consolidated Net Income, plus Interest Charges and consolidated taxes, depreciation, amortization and other non-cash charges to income of the Company and its Subsidiaries for such period, but only to the extent deducted in the determination of Consolidated Net Income, less (b) consolidated deferred taxes or other non-cash items which constitute non-cash contributions to Consolidated Net Income, excluding in each case all extraordinary and non-recurring items. "CASH FLOW" for any period shall be determined after giving effect to acquisitions and dispositions of assets by the Company or any of its Subsidiaries during such period as if such acquisitions and dispositions had occurred on the first day of such period.

         "CHANGE IN CONTROL" shall mean (i) (a) the failure of the members of the Control Group to own, on a fully diluted basis, at least 23% of the then issued and outstanding Common Stock, or (b) the sale (in a single sale or a series of sales) by the members of the Control Group of any shares of Common Stock held as of the Date of Closing or thereafter in excess of 500,000 shares or (ii) any person (as such term is defined in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the Date of Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Date of Closing) own, at any time, on a fully diluted basis, as the result of a single transaction or a series of transactions, at least 30% of the then issued and outstanding shares of Common Stock.

         "CLOSING" or "DATE OF CLOSING" shall have the meaning specified in paragraph 2A.

         "COCHLAN PHANTOM STOCK AGREEMENT" shall mean that certain Phantom Stock Agreement dated as of September 5, 1997, between Steven J. Cochlan and the Company.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COLLATERAL" shall mean the collateral described in the Security Documents which secures payment of the Notes and payment, performance and observance of the obligations of the Company and its Subsidiaries under this Agreement and the other Second Priority Note Documents.

         "COLLATERAL AGENT" shall mean Texas Commerce Bank, in its capacity as Collateral Agent for the Acquired Company and the holders of Notes, the Senior Notes and the Medium Term Notes, as provided under the Collateral Agency Agreement, and its successors and assigns as such Collateral Agent.

         "COLLATERAL AGENCY AGREEMENT" shall mean that certain Collateral Agency Agreement, dated as of September 9, 1997 by and among the Company, the Acquired Company, the Collateral Agent and the holders of the Notes, the Senior Notes and the Medium Term Notes, substantially in the form of Exhibit F to the Senior Note Agreement, as the same may be amended, supplemented and otherwise modified from time to time.

         "COLLATERAL ASSIGNMENT OF DEPOSIT ACCOUNTS" shall mean that certain collateral assignment of deposit accounts between the Collateral Agent and the Company and each of its Subsidiaries to be entered into after the Date of Closing in conjunction with the execution and delivery of the Lockbox Agreements collaterally assigning the Lockbox Accounts to the Collateral Agent, in form, scope and substance satisfactory to the holders of the Notes, as the same may be amended, supplemented and otherwise modified from time to time.

         "COMMISSION FEES" shall mean, at any time, 60% of the future commission fees of the Company and its Subsidiaries payable under products whose persistency rate is greater than 90% over the last five calendar years exclusive of products (such as leveraged COLI) whose federal, state or local tax advantages have been materially decreased pursuant to federal, state or local legislation or regulations promulgated thereunder; provided, however, that at any time 180 days after the Date of Closing, such future commission fees shall not include any such fees which are payable pursuant to contracts or agreements for which the Company or any of its Subsidiaries have not obtained consents to the assignment or transfer thereof (unless such consents are not required by applicable law (such as New York Uniform Commercial Code Section 9-318(4)).

         "COMMON STOCK" shall have the meaning specified in paragraph 1B.

         "COMPETITOR" shall mean any Person specified in Schedule A.

         "CONFIDENTIAL INFORMATION" shall mean any material non-public information regarding the Company that is provided to any holder of any Note, any Person that purchases a participation in a Note and any offeree of a Note or a participation therein pursuant to this Agreement other than information (i) which was publicly known or otherwise known to such holder, such Person or such offeree at the time of disclosure, (ii) which subsequently becomes publicly known through no act or omission of such holder, such Person or such offeree or
(iii) which otherwise becomes known to such holder, such Person or such offeree other than through disclosure by the Company or any Subsidiary.

         "CONTROL GROUP" shall mean W.T. Wamberg and The Wamberg Organization, Inc., an Illinois corporation.

         "CONSOLIDATED NET INCOME" shall mean, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after deducting, among other items, commission expenses of the Company and its Subsidiaries and after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that there shall be excluded:

     a) any net income or gain (but not any net loss) during such period from any extraordinary items (including, without limitation, proceeds of life insurance policies),

     b) the net loss or any undistributed earnings of any Subsidiary that is not consolidated with the Company in accordance with GAAP for financial accounting purposes,

     c) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary, and the net income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

     d) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (a) all non-current assets and, without duplication, (b) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities), and

     e) any non-cash net income or gain (but not any net loss) during such period from (a) any one-time change in accounting principles in accordance with GAAP or (b) any prior period adjustments resulting from any one-time change in accounting principles in accordance with GAAP.

         "CONSOLIDATED NET WORTH" shall mean, at any time,

     a) the sum of (a) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Subsidiaries plus (b) the amount of paid-in capital and retained earnings of the Company and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

     b) to the extent included in clause (i), all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

         "CONVERTIBLE SUBORDINATED NOTES" shall mean the unsecured convertible subordinated promissory notes of the Company in the aggregate principal amount of $4,800,000, issued to the Acquired Company in connection with the Acquisition, upon terms and conditions satisfactory in all respects to the holders of the Notes.

         "DISCOUNTED COMMISSION FEES" shall mean, at any time, the amount obtained by discounting all Commission Fees payable to the Company and its Subsidiaries for a five year period from their respective scheduled payment dates to the date of determination, in accordance with accepted financial practice and at a discount factor (applied on an annual basis) equal to 10% per annum.

         "EBIT" shall mean, for any period, the sum of (i) Consolidated Net Income plus (ii) to the extent deducted in the determination of Consolidated Net Income,

(a) all provisions for federal, state and other income tax for such period, and (b) Interest Charges.

         "ENDORSEMENT CONTRACTS" shall mean the Agreement dated March 1, 1993, between the Acquired Company, and the Corporation for American Banking, a subsidiary of the American Bankers Association, as amended, and similar endorsement contracts between the Acquired Company or the Company, as the case may be, and any state banking association pursuant to which the Acquired Company or the Company, as the case may be, is appointed the exclusive supplier and marketer of benefit and salary plans for financial institutions.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

         "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXISTING BANK FACILITY" shall mean the $2,000,000 line of credit made available to the Company pursuant to that certain Line of Credit Agreement dated as of March 28, 1996 between Comerica Bank-Texas and the Company.

         "FIXED CHARGES" shall mean, with respect to any period, the sum of (i) Interest Charges, (ii) Lease Rentals, and (iii) the aggregate amount of principal payments on Indebtedness of the Company and its Subsidiaries made or to be made during such period.

         "FIXED CHARGES COVERAGE RATIO" shall mean, at any time, (i) prior to September 30, 1998, the ratio of (a) the sum of Cash Flow and Lease Rentals for the period commencing September 1, 1997 through such date, annualized in accordance with accepted financial practice, to (b) Fixed Charges for such period, annualized in accordance with accepted financial practice, and (ii) on or after September 30, 1998, the ratio of (a) the sum of Cash Flow and Lease Rentals for the four most recently ended fiscal quarters to (b) Fixed Charges for the four most recently ended fiscal quarters.

         "GAAP" shall have the meaning specified in paragraph 10C.

         "GENERAL AGENT'S CONTRACTS" shall mean the agreements between the Company or the Acquired Company, as the case may be, and insurance companies for the purpose of soliciting applications for insurance and recruiting producers to solicit applications for insurance.

         "GUARANTEE" shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing (whether by reason of being a general partner of a partnership or otherwise) any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

          (i) to purchase such indebtedness or obligation or any property constituting security therefor;

          (ii) to advance or supply funds (a) for the purchase or payment of such indebtedness or obligation, or (b) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (iii) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (iv) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

     In any computation of the indebtedness or other liabilities of the obligor under any Guarantee, the indebtedness or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.

         "INDEBTEDNESS" shall mean, with respect to any Person, at any time, without duplication,

          (i) its liabilities for borrowed money;

          (ii) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (iii) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (iv) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (v) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (vi) Swaps of such Person; and

          (vii) any Guarantee of such Person with respect to liabilities of a type described in any of clauses (i) through (vi) hereof.

     Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (i) through (vii) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "INDEPENDENT ACCOUNTANT" shall mean Ernst & Young LLP or another "Big Six" independent accounting firm selected by the Company.

         "INSURANCE CONTRACTS" shall mean the Endorsement Contracts, the General Agent's Contracts, the Producer's Contracts, the Representative Agreements and the Servicing Agreements.

         "INSURANCE LICENSES" shall mean any license, certificate of authority, permit or other authorization granted to the Company by any governmental authority to engage in any life insurance brokerage or agency business.

         "INTEREST CHARGES" shall mean, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with
GAAP): (i) all interest in respect of Indebtedness of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, and (ii) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

         "INTEREST COVERAGE RATIO" shall mean, at any time, (i) prior to September 30, 1998, the ratio of (a) EBIT for the period commencing September 1, 1997 through such date, annualized in accordance with accepted financial practice to (b) Interest Charges for such period, annualized in accordance with accepted financial practice and (ii) on or after September 30, 1998, the ratio of (a) EBIT for the four immediately preceding fiscal quarters to (b) Interest Charges for the four immediately preceding fiscal quarters.

         "INVESTMENT" shall have the meaning specified in paragraph 6G(4).

         "LEASE RENTALS" shall mean, with respect to any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) which are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, but including any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.

         "LETTERS OF INTENT" shall mean that certain memorandum dated August 29, 1997 from Richard Chapman to Jim Radosavich regarding "Continued Efforts and Production of BCS Sale Representatives After the Merger" and that certain letter dated September 4, 1996, from and Larry Hendrickson to Mel Todd regarding the same.

         "LIABILITIES" shall mean any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes.

         "LIEN" shall mean any mortgage, pledge, priority, security interest, encumbrance, contractual deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation. "LITIGATION" shall mean the shareholder derivative action described in the Settlement Agreement.

         "LOCKBOX ACCOUNTS" shall mean the joint lockbox accounts of the Company and each of its Subsidiaries created pursuant to the Lockbox Agreements.

         "LOCKBOX AGREEMENTS" shall mean those certain lockbox agreements between the Collateral Agent and the Company and each of its Subsidiaries creating a joint lockbox account with respect to commission fees and revenues payable to the Acquired Company and a joint lockbox account with respect to commission fees and revenues payable to the Company to be executed and delivered pursuant to paragraph 5M, in form, scope and substance satisfactory to the holders of the Notes, as the same may be amended, supplemented and otherwise modified from time to time.

         "MEDIUM TERM NOTE" shall mean the secured promissory notes of the Company in the aggregate principal amount of $5,700,000, upon terms and conditions satisfactory in all respects to the holders of the Notes.

         "MULTIEMPLOYER PLAN" shall mean any Plan which is a "MULTIEMPLOYER PLAN" (as such term is defined in section 4001(a)(3) of ERISA).

         "NON-COMPETE AGREEMENT" shall mean that certain Non-Compete and Confidentiality Agreement, dated as of September 4, 1997, between the Company and W.T. Wamberg.

         "NOTES" shall have the meaning specified in paragraph 1A.

         "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

         "ORDINARY COURSE OF BUSINESS" shall mean the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTICIPATION RIGHTS AGREEMENT" shall mean the Participation Rights Agreement, dated September 9, 1997, substantially in the form of Exhibit F attached hereto, by and among the Purchasers, the Company and the holders of Common Stock listed on Schedule I thereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity.

         "PERFECTION CERTIFICATE" shall mean the Perfection Certificate, dated September 9, 1997 and executed and delivered by the Company to the holders of the Notes, substantially in the form of Exhibit G to the Senior Note Agreement. "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

         "PLAN" shall mean any "EMPLOYEE PENSION BENEFIT PLAN" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

         "PRODUCER'S CONTRACTS" shall mean the agreements entered into between the Acquired Company or the Company, as the case may be, and insurance companies for the procurement or submission of insurance policies and variable annuity contracts.

         "PROPOSED PREPAYMENT DATE" shall have the meaning specified in clause
(iii) of paragraph 4C.

         "PUT RIGHTS AGREEMENT" shall mean that certain Put Rights Agreement, dated as of September 9, 1997, by and among the Company and the Purchasers, substantially in the form of Exhibit G attached hereto, as the same may be amended, supplemented and otherwise modified from time to time.

         "QPAM EXEMPTION" shall mean Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "QUALIFIED INSTITUTIONAL BUYER" shall mean a "QUALIFIED INSTITUTIONAL BUYER" as such term is defined in Rule 144A under the Securities Act.

         "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated September 9, 1997, substantially in the form of Exhibit H attached hereto, by and between the Purchasers and the Company.

         "REINCORPORATION MERGER" shall mean the merger of the Company with and into a Wholly Owned Subsidiary which is a corporation incorporated in the State of Delaware or such other state of the United States of America as may be selected in good faith by the board of directors of the Company (provided that such state of incorporation is one in which the presence of the holders of the Notes as shareholders of the Company does not result in adverse legal consequences under the laws of such state or any other jurisdiction in which the survivor of such merger will conduct or proposes to conduct its business), is the survivor of such merger and, prior to the consummation of the Reincorporation Merger, possesses a nominal capitalization.

         "REPRESENTATIVE AGREEMENTS" shall mean the agreements entered into between the Acquired Company or the Company, as the case may be, and independent representatives for the marketing of compensation and benefit plans to financial institutions.

         "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 66-2/3% of the aggregate principal amount of the Notes from time to time outstanding.

         "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

         "RESTRICTED PAYMENT" shall mean (i) the declaration of any dividend on, or the incurrence of any liability to make any other payment or distribution in respect of any capital stock or equity equivalent (except, in the case of a Subsidiary, dividends or other payments or distributions in respect of its capital stock or equity to the Company or a Wholly Owned Subsidiary) or (ii) the distribution on account of the purchase, redemption or other retirement of any such capital stock or equity equivalent (except, in the case of a Subsidiary, purchases, redemptions or other retirements of its capital stock from the Company or a Wholly Owned Subsidiary). "RESTRICTED PAYMENT" shall not include
(a) any of the Share Repurchases, (b) so long as no Default or Event of Default exists prior thereto or would exist immediately after giving effect thereto, the AAA Distribution and, for any tax period during which the Company is an S corporation, quarterly S Corporation Tax Distributions to shareholders of the Company solely to satisfy the income tax liability of such shareholders with respect to taxable income of the Company for such period, (c) so long as no Default or Event of Default exists prior thereto or would exist immediately after giving effect thereto, redemptions of Common Stock pursuant to the Shareholders' Agreement which are not payable with life insurance proceeds as provided in Section 6 of the Shareholders' Agreement, provided that the aggregate, cumulative amount of such redemptions may not exceed $1,000,000, (d) after receipt of the life insurance proceeds with respect thereto, redemptions of Common Stock pursuant to the Shareholders' Agreement which are payable with life insurance proceeds as provided in Section 6 of the Shareholders' Agreement,
(e) the incurrence of any liability to make any payment or distribution in respect of the phantom stock issued pursuant to the Cochlan Phantom Stock Agreement as in effect on the Date of Closing and (f) the distribution on account of the purchase, redemption or other retirement of the phantom stock issued pursuant to the Cochlan Phantom Stock Agreement as in effect on the Date of Closing.

         "REVENUE MAINTENANCE EVENT" shall mean the occurrence of either (i) an event in which W.T. Wamberg is no longer a principal of the Company, (ii) prior to September 30, 1998, an event in which gross revenues (net of commission expenses) of the Company and its Subsidiaries for the four immediately preceding fiscal quarters (consisting of actual gross revenues (net of commission expenses) for fiscal quarters ending after September 30, 1997 and pro forma gross revenues (net of commission expenses) (giving effect to the Acquisition and the Share Repurchases) for fiscal quarters ending prior to or on September 30, 1997) do not exceed $16,000,000, or (iii) on or after September 30, 1998, an event in which gross revenues (net of commission expenses) of the Company and its Subsidiaries for the four immediately preceding fiscal quarters do not exceed $16,000,000.

         "S CORPORATION" shall mean an S corporation described Section 1361(a)(1) of the Code.

         "S CORPORATION TAX DISTRIBUTIONS" shall mean distributions by the Company to its shareholders solely to satisfy the income tax liability of such shareholders with respect to the taxable income of the Company for tax periods in which the Company is an S Corporation.

         "SALE-LEASEBACK TRANSACTION" shall have the meaning specified in paragraph 6G(9).

         "SECOND PRIORITY NOTE DOCUMENTS" shall mean this Agreement, the Notes, the Warrants, the Participation Rights Agreement, the Registration Rights Agreement, the Put Rights Agreement, the Security Documents and all other instruments, certificates, documents and other writings now or hereafter executed and delivered by the Company or any other Person pursuant to or in connection with any of the foregoing or any of the transactions contemplated thereby, and any and all amendments, supplements and other modifications to any of the foregoing.

         "SECURITIES" shall mean the Notes and the Warrants.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SECURITY AGREEMENTS" shall mean the Security Agreement, dated as of the Date of Closing and executed and delivered by the Company to the Collateral Agent, substantially in the form of Exhibit H attached to the Senior Note Agreement, and all security agreements hereafter executed by any Subsidiary as contemplated under paragraph 6Q, as each may be amended, supplemented and otherwise modified from time to time.

         "SECURITY DOCUMENTS" shall mean the Security Agreements, the Collateral Agency Agreement, the Lockbox Agreements and the Collateral Assignment of Deposit Accounts and all financing statements, assignments, pledges, lien entry forms, documents and other writings executed and delivered from time to time to secure the Notes and the obligations owed to the holders of Notes in connection therewith (including, without limitation those executed and delivered pursuant to paragraph 6Q) , and any and all amendments, supplements and other modifications thereto.

         "SELLER NOTES" shall mean the Medium Term Notes and the Convertible Subordinated Notes.

         "SENIOR NOTE AGREEMENT" shall mean the Note Agreement, dated of even date herewith, by and between the Purchasers and the Company, providing for the issuance, sale and purchase of the Senior Notes, as the same may be amended, supplemented and otherwise modified from time to time.

         "SENIOR NOTE DOCUMENTS" shall mean the Senior Note Agreement, the Senior Notes, the Security Documents and all other instruments, certificates, documents and other writings now or hereafter executed and delivered by the Company, any Subsidiary or any other Person pursuant to or in connection with any of the foregoing or any of the transactions contemplated thereby, and any and all amendments, supplements and other modifications to any of the foregoing.

         "SENIOR NOTES" shall mean the Senior Secured Notes due 2002 of the Company, dated of even date with the Notes, issued and sold to the Purchasers on the Date of Closing pursuant to the Senior Note Agreement.

         "SERVICING AGREEMENTS" shall mean the servicing agreements between the Acquired Company or the Company, as the case may be, and insureds with respect to the servicing of insurance contracts.

         "SETTLEMENT AGREEMENT" shall mean that certain Clark/Bardes, Inc./Cochlan Group Settlement Agreement, dated as of August 22, 1997, by and among the Company, the Wamberg Group and the Cochlan Group (each as defined therein), as the same may be amended, supplemented and otherwise modified from time to time.

         "SHARE REPURCHASES" shall mean the share repurchases contemplated under the Share Repurchase Agreements.

         "SHARE REPURCHASE AGREEMENTS" shall mean that certain Stock Purchase Agreement dated as of August 22, 1997 entered into between the Company and Malcolm N. Briggs, Steven J. Cochlan, G.F. Pendleton, III and Donald R. Teasley and the certain Stock Purchase Agreement dated as of August 22, 1997 between the Company and Henry J. Smith, as the same may be amended, supplemented and otherwise modified from time to time.

         "SHARE REPURCHASE DOCUMENTS" shall mean the Share Repurchase Agreements and all other written agreements, documents, instruments and certificates now or hereafter executed and delivered by any Person which are required by the terms of either of the Share Repurchase Agreements to be delivered to consummate the Share Repurchases, and any and all amendments, supplements and other modifications thereof and all renewals, extensions, restatements or substitutions from time to time of all or any of the foregoing.

         "SHAREHOLDER NOTES" shall mean (a) the unsecured, subordinated promissory notes of the Company in an aggregate principal amount of $837,943 issued as partial consideration for the Share Repurchases, upon terms and conditions and subject to documentation satisfactory in all respects to the holders of the Notes, (b) the AAA Distribution Notes and (c) the unsecured, subordinated promissory notes of the Company in an aggregate principal amount of $337,042 issued to H.J. Smith as partial consideration for the Share Repurchase effected pursuant to the Share Repurchase Agreement to which H.J. Smith is a party.

         "SHAREHOLDERS' AGREEMENT" shall mean that certain Second Amended and Restated Shareholders' Agreement and Voting Agreement dated as of August 22, 1997, by and among the Company and the individuals parties thereto, as the same may be amended, supplemented and otherwise modified from time to time.

         "SOLVENT" shall mean, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the property of such Person (both at fair valuation and at present fair saleable value) is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SPECIAL AUDIT" shall mean those certain agreed procedure letters prepared by Ernst & Young LLP each dated August 27, 1997 with respect to Renewal Commission and Renewal Fee Schedules of the Company and Renewal and Service Fee Income Schedules of the Acquired Company as described therein.

         "SUBORDINATED DEBT" shall mean the Convertible Subordinated Notes and the Shareholder Notes.

         "SUBSIDIARY" shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "SUBSIDIARY" is a reference to a Subsidiary of the Company.

         "SWAPS" shall mean with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency.

For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "TAX ADVISORY MEMORANDUM" shall mean the memorandum of Ernst & Young LLP received prior to the Date of Closing by the Company relating to (i) the ability of the Company to obtain a "stepped up" basis in the intangible assets of the Acquired Company equal to the amount the Company pays for such assets, and (ii) the ability of the Company to amortize, for federal income tax purposes, the cost basis of such intangible assets.

         "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TERMINATION EVENT" shall mean (i) a Reportable Event described in
Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "SUBSTANTIAL EMPLOYER" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "TOTAL DEBT" shall mean, at any time, the Indebtedness represented by the Notes and the Senior Notes.

         "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note or Warrant purchased by any Purchaser under this Agreement.

         "TRIBUNAL" shall mean any municipal, state, commonwealth, federal, foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality.

         "VENDORS' CONTRACTS" shall mean obligations of continued performance under executory vendor purchase orders for the purchase of supplies, equipment or services entered into in the Ordinary Course of Business and under which the supplies, equipment or services subject thereto have not been received by the Acquired Company prior to the closing of the Acquisition.

         "WARRANTS" shall have the meaning specified in paragraph 1B.

         "WHOLLY OWNED SUBSIDIARY" shall mean any Subsidiary all of the equity interests (except directors' qualifying shares) of which are owned, directly or indirectly, by the Company or other Wholly Owned Subsidiaries.

         "WORKING CAPITAL NOTE DOCUMENTS" shall mean the Working Capital Notes and all other written agreements, documents, instruments and certificates now or hereafter executed and delivered by any Person in connection with the revolving working capital facility described in paragraph 5S, and any and all amendments, supplements and other modifications thereof and all renewals, extensions, restatements or substitutions from time to time of all or any of the foregoing.

         "WORKING CAPITAL NOTES" shall mean the promissory notes evidencing the Indebtedness incurred pursuant to the revolving working capital facility described in paragraph 5S.

C. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Agreement to "GAAP" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (a) of paragraph 8B. Wherever reference is made in any provision of this Agreement to a consolidated balance sheet or other consolidated financial statement or financial computation with respect to the Company and its Subsidiaries, if at the time that any such provision is applicable the Company shall not have any Subsidiary, such terms shall mean a balance sheet or other financial statement or financial computation, as the case may be, with respect to the Company only.

11.      MISCELLANEOUS.

A. NOTE PAYMENTS. So long as any Purchaser shall hold any Note, the Company will make payments of principal of and interest on such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A.

B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser, any Transferee and the Collateral Agent harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by such Purchaser, such Transferee or the Collateral Agent in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement or the other Second Priority Note Documents, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by such Purchaser, such Transferee or the Collateral Agent in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Securities or the other Second Priority Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the other Second Priority Note Documents or the transactions contemplated hereby or thereby, or by reason of such Purchaser's or such Transferee's having acquired any Note or Warrant, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or Warrant or portion thereof or interest therein by such Purchaser or any Transferee, the payment of any Note or Warrant, the enforcement, amendment or waiver of any provision of this Agreement or the other Second Priority Note Documents, and the termination of this Agreement or any of the other Second Priority Note Documents.

C. CONSENT TO AMENDMENTS. This Agreement and any of the other Second Priority Note Documents may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Securities at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Securities shall have been marked to indicate such consent, but any Securities issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Securities nor any delay in exercising any rights hereunder or under any Securities shall operate as a waiver of any rights of any holder of such Securities. As used herein and in the Securities, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. Any Transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in paragraphs 9A and 9B.

E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000 and each holder of a Note hereby agrees that, so long as no Event of Default shall have occurred and be continuing, it will grant participations only to Qualified Institutional Buyers which are believed by such holder, after reasonable inquiry, not to be Competitors.

F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or in the other Second Priority Note Documents or otherwise made in writing by or on behalf of the Company in connection herewith and therewith shall survive the execution and delivery of this Agreement, the Notes, the Warrants and the other Second Priority Note Documents, the transfer by any Purchaser of any Note or Warrant or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the Notes, the Warrants and the other Second Priority Note Documents embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not; provided, however, that each holder of a Note hereby agrees that, so long as no Event of Default shall have occurred and be continuing, it will transfer its Notes only to Qualified Institutional Buyers which are believed by such holder, after reasonable inquiry, not to be Competitors.

H. DISCLOSURE TO OTHER PERSONS. The Company acknowledges that the holder of any Note or Warrant may deliver copies of any financial statements and other documents or materials delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement and the other Second Priority Note Documents to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note or Warrant, (iii) any Person to which such holder offers to sell such Note or Warrant or any part thereof and to which such holder could then transfer such Note or Warrant pursuant to paragraph 11G, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note or Warrant and to which such holder could then sell such participation pursuant to paragraph 11F, (v) any Person from which such holder offers to purchase any security of the Company and to which such holder could then transfer such Note or Warrant pursuant to paragraph 11G, (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder,
(b) in response to any subpoena or other legal process or informal investigative demand or (c) in connection with any litigation to which such holder is a party.

I. NOTICES. All notices or other communications provided for hereunder (except for the telephonic notice required by paragraph 4B) shall be in writing and sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note or Warrant, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note or Warrant which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 2121 San Jacinto, Suite 2200, Dallas, Texas 75201, Attention: Mel Todd or at such other address as the Company shall have specified to the holder of each Note or Warrant in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note or Warrant, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

J. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest or Yield Maintenance Amount, if any, on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

K. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, the holders of the Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, the holders of the Notes or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

L. GOVERNING LAW. THIS AGREEMENT AND ALL MATTERS RELATING HERETO SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK. This Agreement may not be changed orally, but (subject to the provisions of paragraph 11C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

M.       WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; LIMITATION OF REMEDIES.

     a) THE COMPANY AND EACH HOLDER OF SECURITIES EACH HEREBY KNOWINGLY, VOLUNTARILY, AND

     INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OF ANY CLAIM WHICH IS BASED HEREON, OR ARISES OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE WARRANTS OR THE OTHER SECOND PRIORITY NOTE DOCUMENTS, OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY, THE HOLDERS OF THE SECURITIES OR THE COLLATERAL AGENT. THE COMPANY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASERS TO ENTER INTO THIS AGREEMENT.

     b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE WARRANTS, THE OTHER SECOND PRIORITY NOTE DOCUMENTS OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY, THE HOLDERS OF SECURITIES OR THE COLLATERAL AGENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND EACH HOLDER OF SECURITIES EACH HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

     c) The Company hereby agrees that process may be served on CT Corporation System, Inc., located at 1633 Broadway, New York, New York 10019. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against such parties if given by registered or certified mail, return receipt requested, or by any other means or mail which requires a signed receipt, postage prepaid, mailed to such parties as herein provided in paragraph 11I. In the event CT Corporation System, Inc. shall not be able to accept service of process as aforesaid and if the Company shall not maintain an office in New York City, the Company shall promptly appoint and maintain an agent qualified to act as an agent for service of process with respect to all courts in and of the New York City, and acceptable to the Required Holder(s), as the Company's authorized agent to accept and acknowledge on the Company's behalf service of any and all process which may be served in any such action, suit or proceeding.

N.       INDEMNIFICATION. The Company agrees:

          (i) TO INDEMNIFY EACH HOLDER OF SECURITIES AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE COMPANY OF THE PROCEEDS OF THE SECURITIES, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT AND THE OTHER SECOND PRIORITY NOTE DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE COMPANY AND ITS SUBSIDIARIES, (IV) THE FAILURE OF COMPANY OR ANY OF ITS SUBSIDIARIES TO COMPLY WITH THE TERMS OF THIS AGREEMENT OR ANY OF THE OTHER SECOND PRIORITY NOTE DOCUMENTS OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE COMPANY OR ANY OF ITS SUBSIDIARIES SET FORTH IN THIS AGREEMENT OR ANY OTHER SECOND PRIORITY NOTE DOCUMENT, (VI) ANY ASSERTION THAT THE COMPANY WAS NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THIS AGREEMENT AND THE OTHER SECOND PRIORITY NOTE DOCUMENTS, (VII) THE ISSUE OR EXERCISE OF THE WARRANTS (INCLUDING, WITHOUT LIMITATION, ANY EFFECT OF SUCH EXERCISE UPON THE COMPANY'S STATUS AS AN S CORPORATION AND ANY EFFECT OF SUCH EXERCISE UPON ANY INSURANCE LICENSE OF THE COMPANY OR ANY SHAREHOLDER, DIRECTOR, OFFICER OR EMPLOYEE THEREOF) OR
     (VIII) ANY OTHER ASPECT OF THE SECOND PRIORITY NOTE DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATIONS OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY (EXCEPT AS TO THE EXTENT ANY SUCH INDEMNITY MATTERS HAVE BEEN CAUSED BY THE GROSS

     NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY, IT BEING THE INTENT OF THE PARTIES THAT EACH INDEMNIFIED PARTY SHALL BE INDEMNIFIED FROM INDEMNITY MATTERS CAUSED BY THE NEGLIGENCE, WHETHER SOLE, JOINT, CONCURRENT, CONTRIBUTORY, ACTIVE OR PASSIVE, OF SUCH INDEMNIFIED PARTY); AND

          (ii) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING, WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

          (iii) THE COMPANY AND ITS SUBSIDIARIES AGREE NOT TO ASSERT ANY CLAIM AGAINST THE HOLDER OF ANY SECURITIES, ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS AND ADVISERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE SECOND PRIORITY NOTE DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE SECURITIES.

          (iv) The obligations of the Company and its Subsidiaries under this paragraph 11N shall survive the termination of this Agreement and the payment in full of the Notes and all other amounts payable hereunder.

O. RELEASE. THE COMPANY AND ITS SUBSIDIARIES EACH HEREBY RELEASE, DISCHARGE AND ACQUIT FOREVER THE HOLDERS OF THE SECURITIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES AND COUNSEL FROM ANY AND ALL CLAIMS EXISTING AS OF THE DATE HEREOF. AS USED IN THIS

PARAGRAPH 11O, THE TERM "CLAIM" SHALL MEAN ANY AND ALL LIABILITIES, CLAIMS, JUDGMENTS, DEFICIENCIES, INTEREST, LIENS, COSTS OR EXPENSES (INCLUDING COURT COSTS, PENALTIES, ATTORNEYS' FEES AND DISBURSEMENTS, AND AMOUNTS PAID IN SETTLEMENT) OF ANY KIND AND CHARACTER WHATSOEVER, IN EACH CASE WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ASSERTED OR UNASSERTED OR PRIMARY OR CONTINGENT, AND WHETHER ARISING OUT OF WRITTEN DOCUMENTS, UNWRITTEN UNDERTAKINGS OR COURSE OF CONDUCT.

P. RELATIONSHIP OF THE PARTIES. This Agreement provides for (a) the making of loans by the Purchasers, in their capacity as lenders, to the Company, in its capacity as a borrower, and for the payment of interest and Yield Maintenance Amount, if any, and repayment of principal by the Company to the holders of the Notes and (b) the sale of Warrants by the Company to the Purchasers. The relationship between the Purchasers and the Company is limited to that of creditors/secured parties/warrant holders, on the one hand, and debtor/issuer of warrants, on the other hand. The provisions herein for compliance with financial, environmental, and other covenants, delivery of financial and other reports, and financial and other inspections, investigations, audits, examinations or tests are intended solely for the benefit of the holders of the Securities to protect their interests as lenders and warrant holders in assuring payments of interest and Yield Maintenance Amount, if any, and repayment of principal and the maintenance of the underlying value of the Warrants and nothing contained in this Agreement or any other Second Priority Note Document shall be construed as permitting or obligating the holders of the Notes to act as financial or business advisors or consultants to the Company, as permitting or obligating the holders of the Securities to control the Company or to conduct or operate the Company's operations, as creating any fiduciary obligation on the part of the holders of the Securities to the Company, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Company acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and the other Second Priority Note Documents and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision in paragraph 11M for waiver of trial by jury. The Company further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to apply to the Purchasers for the financial accommodations provided hereby and to execute and deliver this Agreement and the other Second Priority Note Documents.

Q. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER SECOND PRIORITY NOTE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

R. CONSTRUCTION. The Purchasers and the Company have participated jointly in the negotiation and drafting of this Agreement and the other Second Priority Note Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement or other Second Priority Note Document, as the case may be, shall be construed as if drafted jointly by the Purchasers and the Company and no presumption or burden of proof shall arise favoring or disfavoring any Purchaser or the Company by virtue of the authorship of any of the provisions of this Agreement or such other Second Priority Note Document, as the case may be.

S. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

T. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

U. MAXIMUM INTEREST PAYABLE. The Company, each Purchaser and any other holders of the Notes specifically intend and agree to limit contractually the amount of interest payable under this Agreement, the Notes and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes or any instrument pertaining to or relating to this Agreement or the Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company, any guarantor nor any other party liable or to become liable hereunder, under the Notes, any guaranty or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this paragraph 11U shall control over all other provisions of this Agreement, any Notes, any guaranty or any other instrument pertaining to or relating to the transactions herein contemplated. If any amount of interest taken or received by any Purchaser or any holder of a Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by such Purchaser or such holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount, or, at the option of the recipient, credited ratably against the unpaid principal amount of the Note or Notes held by such Purchaser or such holder, respectively. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed "INTEREST" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Agreement and the Notes. "APPLICABLE LAW" as used in this paragraph means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including laws of the State of New York and of the United States of America, and "MAXIMUM RATE" as used in this paragraph means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Company from time to time with respect to such Notes.

V. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

W. SEVERALTY OF OBLIGATIONS. The sales of the Securities to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. Except as provided in paragraph 3K, no failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

X. ADJUSTMENTS RELATED TO NUMBER OF SHARES OF COMMON STOCK. Without in any manner affecting the adjustment of the exercise price of the Warrants as provided therein, in the event of any change in the number of outstanding shares of Common Stock subsequent to the Date of Closing whether by combination, consolidation, reclassification, stock split or otherwise, the parties hereto agree to make appropriate adjustments, to references to numbers of shares of Common Stock contained herein and execute amendments to this Agreement (in form, scope and substance satisfactory to the holders of the Notes) to reflect the same.


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


         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement among the Company and the Purchasers.

                                          Very truly yours,

                                          CLARK/BARDES, INC.



                                          By:
                                               Title:


The foregoing Agreement is
hereby accepted as of the
date first above written.


GREAT-WEST LIFE & ANNUITY
INSURANCE COMPANY


By:
      Title:

By:
      Title:


LIFE INVESTORS INSURANCE
COMPANY OF AMERICA


By:
      Title:


NATIONWIDE LIFE INSURANCE COMPANY


By:
      Title: